As filed with the Securities and Exchange Commission on  January
       30, 1995

                                          Registration No. 33-__________




                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                PALL CORPORATION
             (Exact name of registrant as specified in its charter)

                        New York              11-1541330
                     (State or other       (I.R.S. Employer
                     jurisdiction of     Identification No.)
                    incorporation or
                      organization)

                            2200 Northern Boulevard
                          East Hills, New York  11548
                                 (516) 484-5400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                               Peter Schwartzman
                                   Secretary
                                Pall Corporation
                            2200 Northern Boulevard
                          East Hills, New York  11548
                                (516) 484-5400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               __________________

                                    Copy to:

                             Heywood Shelley, Esq.
                           Carter, Ledyard & Milburn
                                 2 Wall Street
                           New York, New York  10005
                                 (212) 732-3200
                              _________________
            Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.
             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __ __
            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. __X__

                        CALCULATION OF REGISTRATION FEE


                                     Proposed        Proposed
    Title of each                    maximum         maximum        Amount of
      class of                       offering        aggregate     registration
    securities to   Amount to be     price           offering          fee
    be registered   registered       per unit        price

   Common Stock,
    par value $.10
    per share      1,280,325 shs.   $18.8125(1)   $24,086,115(1)   $8,305.56


   Common Share
    Purchase       1,280,325 rights    -- (2)          -- (2)         None
    Rights

   _______________________________


       (1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and the low prices ($19.125 and $18.50) of a share of Common Stock as reported for New York Stock Exchange composite transactions on January 24, 1995.

       (2) The Rights are presently attached to and transferable only with the common shares of the registrant. The value, if any, attributable to the Rights to be offered is reflected in the proposed offering price of the Common Stock.


                         ____________________________


            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       PROSPECTUS


                                PALL CORPORATION

                       1,280,325 Shares of Common Stock,
                            Par Value $.10 per Share

            This Prospectus  relates to  an offering by  certain persons
       (the "Selling Shareholders") of up to 1,280,325 shares (the "Shares") of the Common Stock, par value $.10 per share (the "Common Stock"), of Pall Corporation, a New York corporation (the "Company"). The Shares were issued to the Selling Shareholders in connection with the Company's acquisition of Filtron Technology Corporation, a Massachusetts corporation ("Filtron"). The Company will receive no part of the proceeds from the sale of the Shares by the Selling Shareholders. This Prospectus also relates to up to 1,280,325 Common Share Purchase Rights of the Company (the "Rights") which are attached to and transferable only with the Shares. See "Description of the Common Stock."

            On February___, 1995, the closing price of a share of the Common Stock as reported by and for New York Stock Exchange composite transactions was $________.

            The Selling Shareholders may sell the Shares from time to time in ordinary brokers' transactions at then current market prices or in other transactions at negotiated prices. Such transactions may be effected through or with brokers or dealers who may receive compensation in the form of commissions or discounts. Any such broker or dealer may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and any commissions received by any such broker or dealer in connection with such sales and any profits received by any such broker or dealer on the resale of any Shares acquired as principal may be deemed to be underwriting compensation. See "The Offering."

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
              THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                 OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is February___, 1995.

                               TABLE OF CONTENTS

                                                                 Page


        AVAILABLE INFORMATION   . . . . . . . . . . . . . . . . .  2

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . .  2

        THE COMPANY . . . . . . . . . . . . . . . . . . . . . . .  3

        THE OFFERING  . . . . . . . . . . . . . . . . . . . . . .  3

        DESCRIPTION OF THE COMMON STOCK . . . . . . . . . . . . .  8

        LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . .  12

        EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . .  12





                             AVAILABLE INFORMATION

                 A Registration Statement on Form S-3 relating to this offering of the Shares (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information pertaining to this offering, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities of the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and can be obtained at prescribed rates from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents are incorporated by reference in this Prospectus:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 30, 1994;

                 (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended October 29, 1994; and
                 (c) The descriptions of the Common Stock and the Rights contained in the Company's Registration Statements on Form 8-A, both dated September 10, 1992, for the regis-tration of the Common Stock and the Rights pursuant to
            Section 12(b) of the Exchange Act, and any updates of such descriptions contained in any registration statement, report or amendment thereto of the Company hereafter filed under the Exchange Act.

                 In addition, all reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                 Any statement contained herein or in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Written or telephone requests should be directed to the Corporate Secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548, telephone number (516) 484-5400.

                                  THE COMPANY

                 The Company is a leading supplier of fine filters, mainly made by the Company using its proprietary filter media, and of other fluid clarification equipment for the removal of solid, liquid and gaseous contaminants from a wide variety of liquids and gases. The Company's principal markets are the health care, aeropower and fluid processing industries. The Company's principal executive offices are located at 2200 Northern Boulevard, East Hills, New York 11548 (telephone 516-484-5400).

                                  THE OFFERING

                 Pursuant to the terms of an Agreement and Plan of Merger dated as of December 22, 1994, among the Company, a wholly-owned subsidiary of the Company, Filtron and certain stockholders and employees of Filtron, such wholly-owned subsidiary of the Company was merged into Filtron effective on January 30, 1995 (the "Merger"). As a result of the Merger, Filtron became a wholly-owned subsidiary of the Company with the name Pall Filtron Corporation, and the Selling Shareholders, who at the time of the Merger were the beneficial and record owners of all of the issued and outstanding shares of capital stock of Filtron, received the Shares in exchange for such capital stock. Attached to and transferable only with each of the Shares is one Common Share Purchase Right (a "Right"). See "Description of the Common Stock - Common Share Purchase Rights."

                 The following table is a list of the Selling Shareholders which sets forth the position or other material relationship, if any, which each of them has had during the past three years with the Company, Filtron or their respective affiliates (other than as a stockholder of Filtron), and the number of Shares and attached Rights received by each in the Merger, all of which Shares and Rights are offered hereby. Except for the Shares as shown below, to the Company's best knowledge, no Selling Shareholder other than Martin H. Hirsch is currently the beneficial owner of any shares of Common Stock. Mr. Hirsch owns an additional 1,596 shares of Common Stock and has no current plans to sell such shares.

                             Number of       Position or other
          Name               Shares          material
                             (and attached   relationship
                             Rights)         (if any)

  Martin H. Hirsch and
   Jo-Ellen L. Hirsch        189,181         Mr. Hirsch was
                                             President and Chief
                                             Executive Officer of
                                             Filtron prior to the
                                             Merger; thereafter, he
                                             has been President of
                                             Filtron (1).

  Denis R. Friedman and
   Linda P. Friedman         189,181         Mr. Friedman was
                                             Treasurer and Vice
                                             President of Product
                                             Development of Filtron
                                             prior to the Merger;
                                             thereafter, he has
                                             been an employee of
                                             Filtron (1).

  Richard C. Goulston and
   Jane E. Goulston          189,181         Mr. Goulston was Vice
                                             President of Process
                                             Development of Filtron
                                             prior to the Merger;
                                             thereafter, he has
                                             been an employee of
                                             Filtron (1).

  John J. Rozembersky and
   Rozsa H. Rozembersky      189,181         Mr. Rozembersky was
                                             Vice President of
                                             Technical Service of
                                             Filtron prior to the
                                             Merger; thereafter, he
                                             has been an employee
                                             of Filtron (1).

  Nicholas J. Mozzicato        9,032         Vice President of
                                             Operations and Chief
                                             Financial Officer of
                                             Filtron prior to the
                                             Merger; thereafter, he
                                             has been an employee
                                             of Filtron (1).

  Nicholas J. Mozzicato and
   Deborah S. Mozzicato       11,200         See above.






 ___________________
      (1)  Also a director of Filtron prior to and after the Merger.

                             Number of       Position or other
          Name               Shares          material
                             (and attached   relationship
                             Rights)         (if any)


  Attila E. Herczeg             7,854        Director and Vice
                                             President of Membrane
                                             Technology of Filtron
                                             prior to the Merger;
                                             thereafter, he has
                                             been an employee of
                                             Filtron.

  WICOR, Inc.                 262,227        Owner of 20.48% of the
                                             common stock of
                                             Filtron prior to the
                                             Merger.  An employee
                                             of WICOR, Inc. was a
                                             director of Filtron
                                             prior to the Merger.

  Robert M. Bailey and
   Judith E. Bailey             2,244


  Francis X. Barry              1,009

  Karyn A. Barry                  448

  Mark E. Barry                 2,019

  Mark E. Barry and
   Sheila T. Barry             16,831

  Matthew H. Barry              2,019

  Peter Bauman                 22,441                    (2)

  Carl Bender and
   Barbara Bender               3,366

  John Callahan                   673

  Susan Coleman and
   Kevin Coleman                2,805

  Frank L. Cooley               2,805

  Rex D'Agostino                6,732

  Patrick J. Glynn and
   Anne T. Glynn               47,688

  Richard Hatton                2,692

  Eugenio Kim                  42,638

                             Number of       Position or other
          Name               Shares          material
                             (and attached   relationship
                             Rights)         (if any)


  Alfred J. LaGreca            22,441

  Richard L. McBrine            7,854

  Eileen Jan Messing              964

  Lynn Sharon Messing             964

  Robin Steven Messing            964

  Susan S. Messing              1,147

  Carlo Petruzziello            8,303

  Feliciano Petruzziello        3,815

  Feliciano Petruzziello and
   Gloria Petruzziello         13,464

  Gina L. Petruzziello          8,303

  Gloria Petruzziello           3,815

  Thomas Plattner               4,488                    (2)

  Margaret Travers                336

                            _________

                            1,280,325


        _________________
             (2) Messrs. Bauman and Plattner are each 32% shareholders, directors and officers of Skan AG, a Switzerland-based corporation which has acted as a European distributor of Filtron's products since 1990. Sales of Filtron products through Skan AG amounted to approximately $200,000 in 1994.

                 Pursuant to the Merger Agreement, each of Messrs. Hirsch, Friedman, Goulston, Rozembersky, Mozzicato and Herczeg (the "Filtron Insiders") agreed to sell not more than one-quarter of the Shares received by him prior to January 26, 1996, the first anniversary of the closing date of the Merger. On and after each of the first three anniversary dates of the Merger, an additional one-quarter of the Shares received by each Filtron Insider may be sold (on a cumulative basis) without restriction. Thus, all the 784,830 Shares held by the Filtron Insiders may be sold without restriction on and after January 26, 1998. In addition, in order to secure the obligation of the Filtron Insiders to indemnify the Company for losses arising out of any breach of a representation, warranty, covenant or agreement made by Filtron or the Filtron Insiders in the Merger Agreement, each of Messrs. Hirsch, Friedman, Goulston and Rozembersky has pledged

       38,635 of his Shares to the Company until January 26, 1997, or such later date as all claims for indemnity made by the Company on or prior to January 26, 1997, are finally satisfied, settled or resolved.

                 The Company will not realize any proceeds from the sale of the Shares by the Selling Shareholders.

                 The Selling Shareholders have not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Shares will be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold (a) in block trades, in which the broker or dealer so engaged would attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,
       (b) in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) in an exchange distribution in accordance with the rules of such exchange, and (d) in ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

                 Upon the Company's being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by a broker or dealer, a prospectus supplement will be delivered with this Prospectus, if required, disclosing (i) the name of such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold,
       (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.


                        DESCRIPTION OF THE COMMON STOCK

                 The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"). The rights of the holders of Common Stock are governed by the Business Corporation Law of the State of New York (the "BCL") and the Company's certificate of incorporation and by-laws.

                 Holders of  Common Stock are entitled  to receive divi-
       dends when and as declared by the Company's Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock would be entitled to share ratably in all corporate assets available for distribution to shareholders. The holders of Common Stock are not subject to further calls or assessments by the Company and have no pre-emptive, subscription or conversion rights. The Common Stock is not redeemable.

       Voting Rights

                 The holders of Common Stock are entitled to one vote per share on all matters submitted to shareholders, and the holders of a majority of the outstanding shares constitute a quorum at any meeting of shareholders.

                 Directors of the Company are elected by a plurality of the votes cast at a meeting of shareholders. The Common Stock does not have cumulative voting rights; therefore, the holders of a majority of the outstanding shares of Common Stock can elect all directors of the Company.

                 In general, shareholder action other than the election of directors must be authorized by a majority of the votes cast at a meeting of shareholders. However, the BCL provides that certain extraordinary matters, such as a merger or consolidation in which the Company is a constituent corporation, a sale or other disposition of all or substantially all of the Company's assets, and the dissolution of the Company, would require the vote of the holders of two-thirds of all outstanding shares. Most amendments to the Company's certificate of incorporation require the vote of the holders of a majority of all outstanding shares. See also "Fair Price Provisions" below.

       Classification of the Board

                 The by-laws of the Company provide that the Board of Directors (currently comprised of twelve persons) shall be divided into three classes of directors serving staggered three-year terms, such classes being as nearly equal in number as possible. As a result, one-third of the Company's Board of Directors is elected each year.

       Fair Price Provisions

                 The Company's certificate of incorporation contains provisions designed to assure fair treatment for all shareholders of the Company in certain "Business Combinations" involving a "Related Party," defined as either the beneficial owner of 20% or more of the securities entitled to vote in the election of the Company's directors, or an affiliate of the Company who was the beneficial owner of 20% or more of such securities at any time within the preceding five years. "Business Combination" is defined broadly to include (i) any merger or consolidation of the Company or any of its subsidiaries into or with a Related Person or its affiliates, (ii) any sale or other disposition of more than 5% in value of the consolidated assets of the Company and its subsidiaries to a Related Person or its affiliates, or more than 5% of the assets of a Related Person to the Company or its subsidiaries, (iii) certain issuances and transfers by the Company or its subsidiaries of their respective securities to a Related Person, and (iv) any reclassification of securities, recapitalization, reorganization or similar transaction which has the effect, directly or indirectly, of increasing the proportion-ate share of the outstanding shares of any class of equity security of the Company or its subsidiaries which is directly or indirectly owned by a Related Person.

                 Any Business Combination is subject to the prior approval of the holders of not less than 85% of all outstanding shares of Common Stock unless certain fair price and procedural requirements are met. Approval by the holders of not less than 85% of the outstanding Common Stock is also required to amend or repeal the provisions in the Company's certificate of incorpo-ration relating to Business Combinations, unless at least 75% of certain "continuing" directors of the Company shall recommend such amendment or repeal, in which case the approval of only the holders of a majority of the outstanding shares of Common Stock would be required under the BCL to amend or repeal such provi-sions.

                 In addition, under Section 912 of the BCL, the Company may not engage in a "business combination" (the statutory defini-tion of which is similar to that in the Company's certificate of incorporation) with an "interested shareholder" (the statutory definition of which is similar to the definition of "Related Party" in the Company's certificate of incorporation) for a period of five years after the interested shareholder becomes such, unless the business combination or the purchase of stock by means of which the interested shareholder becomes such is ap-proved by the Company's Board of Directors in advance of such stock purchase. After the five-year period, an interested shareholder may engage in a business combination with the Company only if (i) the business combination is approved after the five-year period by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock not beneficially owned by the interested shareholder and its affiliates and associates, or (ii) the value of the aggregate consideration to be paid by the interested shareholder in connection with the business combination satisfies certain formulas specified in the statute, and the interested shareholder, after becoming such, has not acquired any additional shares of Common Stock, except as provided in the statute.

       Common Share Purchase Rights

                 On November 17, 1989, the Company's Board of Directors,
       pursuant to a favorable advisory vote of the Company's shareholders, adopted a Shareholders Rights Plan and pursuant thereto declared a dividend of one Common Share Purchase Right (a "Right") for each outstanding share of Common Stock. The divi-dend distribution was made to the holders of record of Common Stock outstanding on December 1, 1989, and is being made with respect to all shares of Common Stock issued thereafter
       (including the Common Stock issued in the Merger) until the earliest to occur of the Distribution Date (as defined below), the date on which the Rights are redeemed, and the expiration date of the Rights (December 1, 1999, unless the expiration date is extended).

                 The "Distribution Date" is defined as the earlier to occur of (i) 10 days following a public announcement that a per-son or group of affiliated or associated persons (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding the Company Stock for or pursuant to the terms of such plan) has acquired beneficial ownership of 20% or more of the outstanding Common Stock (such person or group being defined as an "Acquiring Person"), or (ii) 10 business days (or such later date as may be determined by action of the Company's Board prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of such plan) of 20% or more of such outstanding Common Stock.

                 Until the Distribution Date, the Rights (i) will not be exercisable, (ii) will be evidenced by the certificates for the Common Stock registered in the names of the holders thereof and not by separate Right certificates, and (iii) will be transfer-able with and only with the Common Stock, and one Right will be associated with each share of Common Stock, subject to adjustment in certain events. Each Right, when it becomes exercisable, will entitle the registered holder to purchase from the Company one share of Common Stock at a price of $60, which price reflects stock splits declared from November 17, 1989, through the date of this Prospectus, and is subject to further adjustment in certain events as described below (the "Purchase Price"). As soon as practicable following the Distribution Date, separate certifi-cates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certif-icates alone will evidence the Rights.

                 In the event that the Company is acquired by any person in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that (i) any person becomes an Acquiring Person, or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securi-ties or a recapitalization or a reorganization of the Company or other transaction or series of transactions involving the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock (or other securities, cash or property) having a market value of two times the exercise price of the Right.

                 At any time after any person becomes an Acquiring Per-son and prior to the acquisition by a person or group (other than the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of such plan) of beneficial ownership of 50% or more of the outstanding Common Stock (other than Common Stock into which nonvoting securities of the Company beneficially owned by such person or group can be converted), the Board of Directors of the Company may exchange the Rights (other than
       Rights  owned  by such  person or  group  which will  have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).
                 At  any time prior to such  time as any person or group
       becomes an Acquiring Person,the Board of Directors ofthe Company-
        may redeem  the Rights in whole, but not in  part, at a price of
       .33  of a  cent  per Right,  which  price reflects  stock  splits declared from November 17, 1989, through the date of this Prospectus, and is subject to further adjustment in certain events (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                 The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.


                                 LEGAL MATTERS

                 The validity  of the  Shares and Rights  offered hereby
       has  been  passed  upon for  the  Company  by  Carter, Ledyard  &
       Milburn, New York, New York. Heywood Shelley, a member of Carter, Ledyard & Milburn, is a director of the Company and the beneficial owner of 36,500 shares of Common Stock, including 35,000 shares issuable upon exercise of stock options.


                                    EXPERTS


                 The consolidated financial statements and schedules of the Company and its subsidiaries as of July 30, 1994, and July 31, 1993, and for each of the years in the three-year period ended July 30, 1994, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, which reports have been incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such reports refer to a change, in 1992, in the Company's method of accounting for income taxes to adopt the provisions of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


       Item 14.  Other Expenses of Issuance and Distribution.

                 Estimated expenses in connection with the sale of the securities being registered hereby, other than underwriting discounts and commissions, if any, are as follows:

                  Registration fee                    $ 8,306
                  Legal fees and expenses              13,000
                  Accounting fees and expenses          7,500
                  Miscellaneous                         1,194

                  Total                               $30,000


       All of such expenses will be paid by the registrant.


       Item 15.  Indemnification of Directors and Officers.

                 Reference is  made to  Sections 721 through 725  of the
       Business Corporation Law of the State of New York, the registrant's jurisdiction of incorporation, which provides for indemnification of directors and officers under certain circum-stances.

                 Section 7.02 of the registrant's by-laws provides as follows:

                 "Indemnification.  The  Corporation shall indemnify any
            person made or threatened to be made a party to any action or proceeding, whether civil or criminal (and whether or not by or in the right of the corporation or of any other corpo-ration of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise), by reason of the fact that such person, his testator or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessari-ly incurred as a result of such action or proceeding, or any appeal therein, provided that (i) no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; (ii) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the corporation has consented to such settlement or other disposition, and
            (iii) the corporation shall not be obligated to indemnify any person by reason of the adoption of this Section 7.02 if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Section 7.02.

                 "Reasonable  expenses,  including attorneys'  fees, in-
            curred in defending any action or proceeding, whether threatened or pending, shall be paid or reimbursed by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amount to the corpora-tion to the extent, if any, such person is ultimately found not to be entitled to indemnification.

                 "Notwithstanding any other provision hereof,  no amend-
            ment or repeal of this Section 7.02, or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

                 "The corporation is hereby authorized, but shall not be
            required, to enter into agreements with any of its direc-tors, officers or employees providing for rights to indemni-fication and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the corporation's failure to do so shall not in any manner affect or limit the rights provided for by this
            Section 7.02 or otherwise.

                 "For  purposes  of  this  Section 7.02,  the  term 'the
            corporation' shall include any legal successor to the corpo-ration, including any corporation which acquires all or sub-stantially all of the assets of the corporation in one or more transactions. For purposes of this Section 7.02, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation or any subsidiary thereof also imposes duties on, or otherwise involves ser-vices by, such person to the plan or participants or benefi-ciaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to appli-cable law shall be considered fines.

                 "The  rights granted  pursuant  to or  provided by  the
            foregoing provisions of this Section 7.02 shall be in addi-tion to and shall not be exclusive of any other rights to indemnification and expenses to which any such person may otherwise be entitled by law, contract or otherwise."

                 The registrant has policies insuring its officers and directors against certain civil liabilities, including liabili-ties under the Securities Act of 1933.






        Item 16.  Exhibits.

              Exhibit No.

              (2) Agreement and Plan of Merger dated as of December 22, 1994, among Pall Corporation, Pall Acquisition Corporation, Filtron Technology Corporation and certain stockholders and employees of Filtron Technology Corporation. The copy being filed does not include the schedules to the Agreement and Plan of Merger as listed in the table of contents thereto. The registrant undertakes to furnish any such schedules to the Commission upon its request.

              (4)* Rights Agreement dated as of November 17, 1989, between the registrant and United States Trust Company of New York, as Rights Agent, filed as Exhibit I to the registrant's Registration Statement on Form 8-A (Commission File No. 1-4311) dated September 10, 1992, for the registration of the Common Share Purchase Rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

              (5)          Opinion of Carter, Ledyard & Milburn

              (23)(a)      Consent of Carter, Ledyard & Milburn
                            (included in Exhibit 5)

              (23)(b)      Consent of KPMG Peat Marwick LLP

              (24)         Powers of Attorney (included in the signature
                            page of this Registration Statement)

       ___________

       *    Incorporated herein by reference.


       Item 17.  Undertakings.

                 (1)  The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Regis-tration Statement:

                      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the informa-tion required to be included in such post effective amend-ment is contained in a periodic report filed by the regis-trant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Sec-tion 13 or 15(d) of the Securities Exchange Act and incorporated herein by reference;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d) That, for the purposes of determining any liabili-ty under the Securities Act of 1933, each filing of the registra-nt's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of East Hills, State of New York, on January 30, 1995.

                                     PALL CORPORATION



                                     By:/s/Jeremy Hayward-Surry
                                        _______________________
                                           Jeremy Hayward-Surry
                                           President and Treasurer



                               POWER OF ATTORNEY

                 Each person whose signature appears below hereby constitutes Eric Krasnoff, Jeremy Hayward-Surry and Peter Schwartzman, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.



            Pursuant to the requirements of the Act of 1933, this Registration Statement has been signed on January 30, 1995, by the following persons in the capacities indicated:

                  Signature                          Title

   /s/Eric Krasnoff               Chairman and Chief Executive Officer
   __________________________          (Principal Executive Officer)
      Eric Krasnoff                    and Director


   /s/Jeremy Hayward-Surry        President and Treasurer
   __________________________          (Principal Financial Officer)
      Jeremy Hayward-Surry             and Director


   /s/Peter Schwartzman           Chief Accountant (Principal
   __________________________          Accounting Officer)
      Peter Schwartzman

                                  Director

   __________________________
      Abraham Appel


   /s/Ulric Haynes, Jr.           Director
   __________________________
      Ulric Haynes, Jr.


   /s/Abraham Krasnoff            Director
   __________________________
      Abraham Krasnoff


                                  Director

   __________________________
      Edwin W. Martin, Jr.


   /s/David B. Pall               Director
   __________________________
      David B. Pall



                                  Director
   __________________________
      Chesterfield F. Seibert


   /s/Heywood Shelley             Director
   __________________________
      Heywood Shelley


                                  Director

   __________________________
      Alan B. Slifka


   /s/James D. Watson             Director
   __________________________
      James D. Watson


   /s/Derek T.D. Williams         Director
   __________________________
      Derek T.D. Williams

                                 EXHIBIT INDEX

       Exhibit No.

              (2) Agreement and Plan of Merger dated as of December 22, 1994, among Pall Corporation, Pall Acquisition Corporation, Filtron Technology Corporation and certain stockholders and employees of Filtron Technology Corporation. The copy being filed does not include the schedules to the Agreement and Plan of Merger as listed in the table of contents thereto. The registrant undertakes to furnish any such schedules to the Commission upon its request.

              (4)* Rights Agreement dated as of November 17, 1989, between the registrant and United States Trust Company of New York, as Rights Agent, filed as Exhibit I to the registrant's Registration Statement on Form 8-A (Commission File No. 1-4311) dated September 10, 1992, for the registration of the Common Share Purchase Rights pursuant to Section 12(b) of the Securities Exchange Act of 1934.

              (5)          Opinion of Carter, Ledyard & Milburn

              (23)(a)      Consent of Carter, Ledyard & Milburn
                            (included in Exhibit 5)

              (23)(b)      Consent of KPMG Peat Marwick LLP

              (24)         Powers of Attorney (included in the signature
                            page of this Registration Statement)

       _________

       *    Incorporated herein by reference.

                                   EXHIBIT 2







                                                             Execution Copy








                             AGREEMENT AND PLAN OF MERGER


                            Dated as of December 22, 1994


                                        Among

                                   PALL CORPORATION

                             PALL ACQUISITION CORPORATION

                            FILTRON TECHNOLOGY CORPORATION

                                         and

                                 CERTAIN STOCKHOLDERS
                                   AND EMPLOYEES OF
                            FILTRON TECHNOLOGY CORPORATION

                                  TABLE OF CONTENTS

          ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . .   1

          PRINCIPAL TERMS OF MERGER . . . . . . . . . . . . . . . . . .   1
               1.1  Surviving Corporation . . . . . . . . . . . . . . .   1
               1.2  Closing . . . . . . . . . . . . . . . . . . . . . .   2
               1.3  Effective Time  . . . . . . . . . . . . . . . . . .   2
               1.4  Articles of Organization  . . . . . . . . . . . . .   2
               1.5  By-Laws . . . . . . . . . . . . . . . . . . . . . .   2
               1.6  Officers and Directors  . . . . . . . . . . . . . .   3
               1.7  Meeting of Company Stockholders . . . . . . . . . .   3

          ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . .   3

          STATUS AND CONVERSION OF SECURITIES . . . . . . . . . . . . .   3
               2.1  Status and Conversion of Company Shares . . . . . .   3
               2.2  Company Stock Options . . . . . . . . . . . . . . .   4
               2.3  Noncompetition Covenants  . . . . . . . . . . . . .   5
               2.4  Pall and  Acquisition to Make Pall Stock  and Cash
                    Available . . . . . . . . . . . . . . . . . . . . .   5
               2.5  Status and Conversion of Acquisition Shares . . . .   6

          ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . .   6

          CERTAIN EFFECTS OF MERGER . . . . . . . . . . . . . . . . . .   6
               3.1  Effect of Merger  . . . . . . . . . . . . . . . . .   6
               3.2  Further Assurances  . . . . . . . . . . . . . . . .   7

          ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . .   7

          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .   7
               4.1  Representations and  Warranties by the Company and
                    the Company Insiders  . . . . . . . . . . . . . . .   7
                    (a)  Organization of the Company  . . . . . . . . .   7
                    (b)  Authority of the Company . . . . . . . . . . .   8
                    (c)  Capitalization . . . . . . . . . . . . . . . .   9
                    (d)  Consents, etc  . . . . . . . . . . . . . . . .   9
                    (e)  Financial Statements . . . . . . . . . . . . .   9
                    (f)  Absence of Certain Changes or Events . . . . .  10
                    (g)  Governmental  Authorization and  Compliance
                         with Laws  . . . . . . . . . . . . . . . . . .  10
                    (h)  Tax Matters  . . . . . . . . . . . . . . . . .  10
                    (i)  Title  to Properties;  Absence of  Liens and
                         Encumbrances, etc  . . . . . . . . . . . . . .  13
                    (j)  Contracts, etc . . . . . . . . . . . . . . . .  14
                    (k)  Litigation . . . . . . . . . . . . . . . . . .  14
                    (l)  Patents, Copyrights, Trademarks, etc . . . . .  14
                    (m)  Employee Benefit Plans . . . . . . . . . . . .  15
                    (n)  Finder's Fee . . . . . . . . . . . . . . . . .  17
                    (o)  No Failure to Disclose . . . . . . . . . . . .  17

                    (p)  Proxy Statement  . . . . . . . . . . . . . . .  18
                    (q)  Insider Interests  . . . . . . . . . . . . . .  18
                    (r)  Labor Controversies  . . . . . . . . . . . . .  18
                    (s)  Use of Real Property . . . . . . . . . . . . .  18
                    (t)  Accounts Receivable  . . . . . . . . . . . . .  19
                    (u)  Compliance with Environmental Laws . . . . . .  19
               4.2.  Representations and Warranties by the Company
                     Insiders.  . . . . . . . . . . . . . . . . . . . .  22

               4.3   Representations  and   Warranties  by  Pall  and
                     Acquisition  . . . . . . . . . . . . . . . . . . .  24
                    (a)  Organization of Pall and Acquisition . . . . .  24
                    (b)  Authority of Acquisition . . . . . . . . . . .  25
                    (c)  Consents, etc  . . . . . . . . . . . . . . . .  26
                    (d)  Availability of Funds  . . . . . . . . . . . .  26
                    (e)  Litigation . . . . . . . . . . . . . . . . . .  26
                    (f)  Pall Stock . . . . . . . . . . . . . . . . . .  26
                    (g)  Finder's Fee . . . . . . . . . . . . . . . . .  26
                    (h)  Proxy Statement  . . . . . . . . . . . . . . .  26
                    (i)  Reorganization . . . . . . . . . . . . . . . .  26

          ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . .  28

          COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . .  28
               5.1  Covenants and Agreements of the Company . . . . . .  28
                    (a)  Submission to Stockholders . . . . . . . . . .  28
                    (b)  Conduct of Business  . . . . . . . . . . . . .  28
                    (c)  Stock Options  . . . . . . . . . . . . . . . .  30
                    (d)  No Other Negotiations  . . . . . . . . . . . .  30
                    (e)  Financial Statements . . . . . . . . . . . . .  31
                    (f)  Certification of Stockholder Vote  . . . . . .  31

               5.2  Other Covenants and Agreements  . . . . . . . . . .  31
                    (a)  Cooperation of Pall and the Company  . . . . .  31
                    (b)  Efforts to Consummate Transactions . . . . . .  31
                    (c)  Vote by the Company Insiders, etc  . . . . . .  31
                    (d)  Employment Agreements  . . . . . . . . . . . .  32
                    (e)  Indemnification  . . . . . . . . . . . . . . .  32
                         (i)  Indemnification by Company Insiders . . .  32
                         (ii)  Indemnification by Pall  . . . . . . . .  32
                         (iii) (A)  Claims for Indemnification  . . . .  32
                               (B)  Defense by Indemnifying Party . . .  32
                               (C)  Set-Off   Right  of   Pall  and
                                    Surviving Corporation . . . . . . .  33
                               (D)  Arbitration . . . . . . . . . . . .  34
                    (f)  Set-Off and Pall Stock Pledge  . . . . . . . .  35
                    (g)  Registered Resales of Pall Stock . . . . . . .  35
                    (h)  Agreement Not to Sell  . . . . . . . . . . . .  36
                    (i)  Purchaser Representative . . . . . . . . . . .  36










          ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . .  37

          CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  37
               6.1  Mutual Conditions . . . . . . . . . . . . . . . . .  37
                    (a)  Stockholder Approval . . . . . . . . . . . . .  37
                    (b)  Absence of Restraint . . . . . . . . . . . . .  37
                    (c)  Blue Sky Compliance  . . . . . . . . . . . . .  37
                    (d)  Cutoff Date  . . . . . . . . . . . . . . . . .  37
                    (e)  Filings and Approvals  . . . . . . . . . . . .  37
                    (f)  Dissenting Stockholders  . . . . . . . . . . .  37

               6.2  Conditions to Obligations of Pall and Acquisition .  37
                    (a)  Compliance with  Representations, Warranties,
                         Covenants and Agreements . . . . . . . . . . .  38
                    (b)  Opinion of Counsel . . . . . . . . . . . . . .  38
                    (c)  Options  . . . . . . . . . . . . . . . . . . .  40
                    (d)  No Material Adverse Change . . . . . . . . . .  40
                    (e)  Other Agreements . . . . . . . . . . . . . . .  40
                    (f)  FIRPTA Certification . . . . . . . . . . . . .  40
                    (g)  Good Standing Certificates . . . . . . . . . .  40
                    (h)  Purchaser Questionnaires . . . . . . . . . . .  40

               6.3  Conditions to Obligations of the Company  . . . . .  40
                    (a)  Compliance with  Representations, Warranties,
                         Covenants and Agreements . . . . . . . . . . .  41
                    (b)  Opinion of Counsel . . . . . . . . . . . . . .  41
                    (c)  Adequacy of Pall Stock and Funds . . . . . . .  42

          ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . .  42

          TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .  42
               7.1  Termination . . . . . . . . . . . . . . . . . . . .  42
               7.2  Effect of Termination . . . . . . . . . . . . . . .  43

          ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . .  43

          MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  43
               8.1  Extension of Time; Waivers  . . . . . . . . . . . .  43
                    (a)  By Pall  . . . . . . . . . . . . . . . . . . .  43
                    (b)  By the Company . . . . . . . . . . . . . . . .  43
               8.2  Costs and Expenses  . . . . . . . . . . . . . . . .  44
               8.3  Amendments  . . . . . . . . . . . . . . . . . . . .  44
               8.4  Assignability . . . . . . . . . . . . . . . . . . .  44
               8.5  Reliance by Counsel . . . . . . . . . . . . . . . .  44
               8.6  Notices . . . . . . . . . . . . . . . . . . . . . .  45
               8.7  Entire Agreement; Law Governing . . . . . . . . . .  45
               8.8  Publicity and Disclosures . . . . . . . . . . . . .  46
               8.9  Headings  . . . . . . . . . . . . . . . . . . . . .  47
               8.10 Survival  . . . . . . . . . . . . . . . . . . . . .  47
               8.11 Actions by Company Insiders . . . . . . . . . . . .  47






                                                       Agreement
                                                       Page and Section
          Exhibit        Description                   Reference

             A      List of Company Insiders              1 [preamble]

             B      Option Surrender Compensation         4 [Section 2.2]

             C      Form of Noncompetition Agreement      5 [Section 2.3]

             D      Form of Irrevocable Proxy            31 [Section 5.2(c)]

             E      Form of Employment Agreement         32 [Section 5.2(d)]

             F      Form of Pledge Agreement             35 [Section 5.2(f)]

             G      Registration Procedures              35 [Section 5.2(g)]

             H      Form of Pall Employee Agreement      40 [Section 6.2(f)]

                                                       Agreement
                                                       Page and Section
          Schedule       Description                   Reference

          Part A         Organization of Company          7 [Section 4.1(a)]

          Part B         Authority of the Company         8 [Section 4.1(b)]

          Part E         Financial Statements             9 [Section 4.1(e)]

          Part F         Absence of Certain Changes
                           or Events                     10 [Section 4.1(f)]

          Part G         Governmental Authorizations and
                           Compliance with Laws          10 [Section 4.1(g)]

          Part H         Tax Matters                     10 [Section 4.1(h)]

          Part I         Title Exceptions                13 [Section 4.1(i)]

          Part J         Contracts                       14 [Section 4.1(j)]

          Part K         Pending Litigation              14 [Section 4.1(k)]

          Part L         Proprietary Rights              14 [Section 4.1(1)]

          Part M         Employee Benefit Plans          15 [Section 4.1(m)]

          Part Q         Insider Interests               18 [Section 4.1(q)]

          Part R         Labor Controversies             18 [Section 4.1(r)]

          Part T         Accounts Receivable             19 [Section 4.1(t)]

          Part U         Environmental Compliance        19 [Section 4.1(u)]










                             AGREEMENT AND PLAN OF MERGER


                    AGREEMENT AND  PLAN OF  MERGER  (herein, including  the
          Exhibits and Schedules hereto "this Agreement") dated as of December 22, 1994 among Filtron Technology Corporation, a Massachusetts corporation (the "Company"), certain stockholders and employees of the Company listed on Exhibit A hereto (collectively the "Company Insiders"), Pall Corporation, a New York corporation ("Pall"), and Pall Acquisition Corporation, a Massachusetts corporation ("Acquisition").

                                 W I T N E S E T H :

                    WHEREAS: Acquisition is a wholly-owned subsidiary of Pall. The Company Insiders are the principal stockholders and key managers of the Company. The Company, the Company Insiders, Pall and Acquisition desire that Acquisition merge with and into the Company, upon the terms and conditions set forth herein and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL"), and that the outstanding shares of Common Stock, par value $.01 per share, of the Company (referred to collectively as the "Company Shares" and individually as a "Company Share") be converted upon such merger (the "Merger") into the right to receive shares of Pall Common Stock, par value $.10 per share ("Pall Stock") in the amounts set forth in Section 2.1 hereof (Acquisition and the Company sometimes being hereinafter referred to as the "Constituent Corporations" and the Company, following the effectiveness of the Merger, as the "Surviving Corporation"); and

                    WHEREAS: the respective Boards of Directors of Pall, Acquisition and the Company have approved this Agreement and the Merger;

                    NOW, THEREFORE, in consideration of the mutual repre-sentations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and condi-tions of the Merger and the mode of carrying the same into effect, the parties hereto agree as follows:

                                      ARTICLE I
                              PRINCIPAL TERMS OF MERGER

                    1.1 Surviving Corporation. At the Effective Time (as defined in Section 1.3 hereof), Acquisition shall be merged with and into the Company upon the terms and subject to the conditions hereinafter set forth as permitted by and in accordance with the MBCL. At the Effective Time, the identity and separate existence of Acquisition shall cease, and the Company shall succeed to all








          rights,  privileges,  powers,  franchises,   properties,  assets,
          debts,   liabilities and obligations of Acquisition in accordance

          with the MBCL.

                    1.2 Closing. (a) Subject to the provisions of Article VI hereof, the closing of the transactions provided for in this Agreement (the "Closing") shall take place in the offices of Carter, Ledyard & Milburn, 2 Wall Street, New York, New York 10005, as soon as practicable (and in any event not later than three business days) following the meeting of the stockholders of the Company referred to in Section 1.7 hereof, subject to adjournment in the event any condition set forth in Article VI hereof shall not have been fulfilled at such time notwithstanding the best efforts of the parties hereto, and shall not have been waived, in which event the Closing shall take place as soon as practicable (and in any event not later than three business days) following the date on which the satisfaction or waiver of all of such conditions has occurred, or at such other time and place or on such other date as the Company and Acquisition may mutually agree upon (the date and time of such Closing being herein referred to as the "Closing Date").

                    (b) Subject to the provisions of Article VI hereof, the Company and Acquisition shall execute articles of merger setting forth the due adoption of this Agreement (the "Articles of Merger") and cause such Articles of Merger to be submitted to the Massachusetts State Secretary (the "Secretary") in accordance with the applicable provisions of the MBCL.

                    1.3  Effective Time.  The Merger shall become effective
          when the Articles of Merger are filed with the Secretary in accordance with Sections 6 and 78 of the MBCL (or at such time, not later than 30 days after such filing, specified as the effective time in the Articles of Merger), which Articles of Merger shall be submitted for filing on the Closing Date, provided that this Agreement has not been previously terminated pursuant to Section 7.1 hereof. The date and time when the Merger shall become effective are herein referred to as the "Effective Time."

                    1.4 Articles of Organization. Upon effectiveness of the Merger, the Articles of Organization of the Company, as amended by the Articles of Merger, shall be the Articles of Organization of the Surviving Corporation, until thereafter further amended as provided by law.

                    1.5 By-Laws. Upon effectiveness of the Merger, the By-Laws of Acquisition shall be the By-Laws of the Surviving Corporation, until thereafter further amended as therein provided.









                    1.6 Officers and Directors. At the Effective Time, the directors and officers of the Surviving Corporation shall be as designated by Acquisition in writing prior to the Effective Time; and such officers and directors shall hold office until the next annual meeting of the Surviving Corporation and until their successors have been duly elected and qualified.

                    1.7 Meeting of Company Stockholders. The Company shall take all action necessary in accordance with the MBCL and the Company's Articles of Organization and By-Laws to hold a meeting of its stockholders as soon as reasonably possible after the execution and delivery of this Agreement to consider and vote upon the adoption of this Agreement and the authorization of the Merger. In no event shall such meeting be held earlier than the longer of (i) twenty days following the date on which a proxy information statement (the "Proxy Statement") and notice of meeting is sent to the stockholders of the Company, or (ii) such longer period of notice as may be required by the Company's Articles of Organization.

                                      ARTICLE II
                         STATUS AND CONVERSION OF SECURITIES

                    2.1  Status and  Conversion of Company Shares.   At the
          Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                    (a) Any Company Shares held by the Company as treasury shares shall be cancelled and retired.

                    (b) Each then outstanding Company Share (other than Company Shares to be cancelled in accordance with Section 2.1(a) hereof and other than Company Shares held by stockholders of the Company who properly exercise dissenters' rights available under the MBCL ("Dissenting Shares")) shall be automatically converted into the right to receive a fraction of a share of Pall Stock having a value of $4.35644 (the "Merger Consideration"). For such purpose, Pall Stock shall be valued at the average of the closing prices of Pall Stock as reported by and for New York Stock Exchange composite transactions on each of the last ten trading days ending two business days prior to the Closing Date (the "Pall Stock Value"). Attached to each currently issued share of Pall Stock is, and attached to each share of Pall Stock issuable hereafter (including the shares issuable as Merger
          Consideration) will be, one Common Share Purchase Right (a "Right") pursuant to the Rights Agreement dated as of November 17, 1989 between Pall and United States Trust Company of New York, as Rights Agent. As used throughout this Agreement, references to "Pall Stock" shall be deemed to include the Rights.









                    (c) If, between the date of this Agreement and the Effective Time, the outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, exercise of stock options, or a stock dividend thereon shall be declared with a record date within said period, the merger price per share set forth in Section 2.1(b) hereof shall be correspondingly adjusted such that the aggregate Merger Consideration for all outstanding Company Shares will be Pall Stock with a Pall Stock Value of $24,854,579 plus, in the event that any outstanding stock options are exercised between the date hereof and the Closing Date, an amount equal to the aggregate of the cash consideration listed next to the name of each exercising optionholder on Exhibit B hereto (or the appropriate portion of such consideration if such optionholder's options are exercised in part). The Company covenants and agrees not to take any action referred to in the preceding sentence without the prior written consent of Pall.

                    (d) Each Dissenting Share (i) as to which a written objection to the Merger is filed in accordance with Section 86 of the MBCL before the taking of the vote of the Company's stockholders on the Merger at the meeting of such stockholders referred to in Section 1.7 hereof and not withdrawn at or prior to the time of such vote and (ii) which is not voted in favor of the Merger shall not be converted into a right to receive Pall Stock hereunder unless and until the holder shall have effective-ly withdrawn or lost his right to payment for his Company Shares under Sections 88-98 of the MBCL, at which time his Company Shares shall be converted into a right to receive Pall Stock in accordance with Section 2.1(b).

                    (e) No fraction of a share of Pall Stock will be issued in the Merger, but, in lieu thereof, each holder of Company Shares who would otherwise be entitled to a fraction of a share of Pall Stock (after aggregating all fractional shares of Pall Stock to be received by the holder) will be entitled to re-ceive an amount of cash (rounded to the nearest whole cent) equal to the product of (i) the fraction multiplied by (ii) the Pall Stock Value.

                    2.2 Company Stock Options. Promptly after the execution of this Agreement, the Company agrees to use its best efforts to enter into written agreements ("Option Surrender Agreements") with every holder of Options (each an "Optionholder") in form and substance reasonably satisfactory to Pall whereby the Optionholders agree to surrender their Options for cancellation for the cash consideration listed next to each Optionholders name on Exhibit B hereto to be paid by the Company. Immediately prior to the Closing the Company shall complete the Option Surrender Agreements by paying the cash compensation







          contemplated thereby to the Optionholders and cancelling their Options. The Company agrees to use its best efforts to obtain the cancellation of all Options prior to the Effective Time consistent with the foregoing.

                    2.3 Noncompetition Covenants. Pall and each of the Company Insiders hereby agree at the Closing to execute and deliver a Noncompetition Agreement in the form of Exhibit C hereto (the "Noncompetition Agreements"). Subject to a separate vote of the stockholders of the Company in accordance with
          Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), the Noncompetition Agreements with Mr. Nicholas J. Mozzicato and Mr. Attila E. Herczeg will provide for Pall to pay them $1,022,055 and $1,248,749, respectively, as consideration for the covenants contained therein, such payments to be made in four equal installments, with the first installment payable promptly after their delivery to Pall at the Closing of properly executed Noncompetition Agreements and the other three installments to be payable on the first, second and third anniversaries of the Closing Date.

                    2.4  Pall and  Acquisition to Make Pall Stock  and Cash
          Available. At or before the Effective Time, Pall and Acquisition shall make available to Wachovia Bank of North Carolina, N.A. or such other entity as Pall shall designate to act as paying agent (the "Paying Agent"), such number of shares of Pall Stock and such cash (the "Payment Fund") as are required for the conversion of Company Shares into the right to receive Pall Stock pursuant to Section 2.1(b) hereof and cash in lieu of fractional shares pursuant to Section 2.1(e) hereof. The cash portion of the Payment Fund may be invested from time to time by the Paying Agent, as directed by the Surviving Corporation, in (i) obligations of or guaranteed by the United States of America or any State, (ii) commercial paper rated A-1 or A-2, and/or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that has capital, surplus and undivided profits of at least $50,000,000, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

                    Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Company Shares a form of letter of transmittal and instructions for use in surrendering certificates representing such shares and receiving payment therefor.

                    Each holder of Company Shares  to be converted into the
          right to receive Pall Stock pursuant to Section 2.1(b) hereof shall be entitled to receive, upon surrender to the Paying Agent of one or more certificates for such Company Shares for







          cancellation, a Pall Stock certificate registered in the name of such holder for the number of shares of Pall Stock into which the Company Shares previously represented by such certificates are convertible in the Merger and a bank check for the amount of any payment in lieu of fractional shares contemplated by Section 2.1(e) hereof. Until so presented and surrendered in exchange, each certificate representing Company Shares held by Company stockholders (other than Dissenting Shares) shall be deemed for all purposes to evidence only the right to receive the Pall Stock and cash in lieu of fractional shares to which such Company Shares are entitled in accordance with Section 2.1(b) and (e) hereof.

                    Any portion of the Payment Fund not paid to holders of Company Shares pursuant to this Agreement within six months after the Effective Time shall be paid over by the Paying Agent to the Surviving Corporation together with a list of holders of Company Shares who have not yet surrendered certificates for Company Shares to the Paying Agent and such holders of Company Shares shall thereafter look only to the Surviving Corporation for payment, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors under applicable law. Notwithstanding the foregoing, neither the Paying Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of Company Shares for any Pall Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                    2.5 Status and Conversion of Acquisition Shares. At the Effective Time, each share of Common Stock, $.01 par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation.

                                     ARTICLE III
                              CERTAIN EFFECTS OF MERGER

                    3.1 Effect of Merger. At and after the Effective Time, the separate existence of Acquisition shall cease, the Company Shares shall cease to exist (except as evidence of the right of the holder thereof to receive Pall Stock or cash and Pall Stock therefor in accordance with the terms hereof) subject to the rights of holders of Dissenting Shares, and all the estate, property rights, privileges, powers and franchises, and all property, real, personal and mixed, of Acquisition shall transfer to, vest in and devolve on the Company as the Surviving Corporation without further act or deed. Confirmatory deeds, assignments, or similar instruments to evidence such transfer may be executed and delivered at any time in the name of Acquisition or the Company by Acquisition's last acting officers or by the







          appropriate officers of the Surviving Corporation. The Surviving Corporation shall be liable for all of the debts and obligations of Acquisition and the Company. Any existing claim, action or proceeding pending by or against Acquisition or the Company may be prosecuted to judgment as if the Merger had not taken place or, on motion of the Surviving Corporation, the Surviving Corporation may be substituted as a party, and any judgment against Acquisition or the Company shall constitute a claim on the property of the Surviving Corporation. The Merger shall not impair the rights of creditors or any liens on the property of either of the Constituent Corporations.

                    3.2 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be ad-vised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constitu-ent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such property, deeds, assign-ments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

                    4.1 Representations and Warranties by the Company and the Company Insiders. Each of the Company and the Company In-siders jointly and severally represents and warrants to, and agrees with, Pall and Acquisition, subject to the exceptions set forth in the disclosure schedule (the "Schedule") attached hereto, as follows:

                    (a) Organization of the Company. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the nature of its assets or business requires such qualification, except where failure to be so qualified would not have a material adverse







          effect on the financial condition, business or operations of the Company, and such jurisdictions are listed in Part A of the Schedule. The Company owns, directly or indirectly, all the outstanding capital stock of the subsidiary companies listed in Part A of the Schedule (collectively the "Subsidiaries"). Except as set forth in Part A of the Schedule, the Company does not own, directly or indirectly, shares of capital stock in any corporation other than the Subsidiaries. The Subsidiaries are duly incorporated and validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority to own, lease and operate their properties and to conduct their businesses as now conducted. The Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where the nature of their assets or business requires such qualification, except where failure to be so qualified would not have a material adverse effect on the finan-cial condition, business or operations of such Subsidiaries, and such jurisdictions are listed in Part A of the Schedule. The Articles of Organization and the By-Laws (or similar organizational documents) of the Company and of each of the Subsidiaries heretofore delivered by the Company to Pall are complete and correct.

                    (b)  Authority  of the  Company.  The  Company has  the
          corporate power to enter into this Agreement and, subject to the approval of the Merger by its stockholders, to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly approved and authorized by the Board of Directors of the Company and the Board of Directors of the Company will recommend that holders of Company Shares adopt this Agreement and approve the Merger; except for the adoption of this Agreement and approval of the Merger by its stockholders, no other corporate acts or proceed-ings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. Subject to the approval of the Merger by its stock-holders, this Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles. Except as set forth in Part B of the Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate or constitute a default under (i) any provision of the Articles of Organization or By-Laws of the Company, (ii) subject to obtaining the consents set forth in Part B of the Schedule, any provision of (or result in acceleration of any obligation under) any mortgage, note, lien, lease, agreement, instrument,







          arbitration award, judgment or decree to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any property of the Company or any of the Subsidiaries is subject or (iii) any laws of the United States or any state or jurisdiction in which the Company or any of the Subsidiaries conducts business.

                    (c) Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock. As of the date hereof, 5,705,250 shares of Common Stock of the Company are validly issued and outstanding, fully paid and nonassessable, and 226,090 Company Shares are issued and held in the treasury of the Company. As of the date hereof, 87,162 Company Shares were reserved under the Company's stock option plans for issuance pursuant to Options heretofore granted thereunder. As of the date hereof, the Company has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company any shares of capital stock of the Company and no securities or obligations evidencing any such rights are outstanding, except pursuant to the outstanding Options described above.

                    (d) Consents, etc. Except for (i) the filings (the "HSR Filings") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), which were made by Pall and the Company on November 1, 1994, and (ii) the submission for filing of the Articles of Merger with the Secretary, no consent, authorization, order or approval of, or filing or recording with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

                    (e) Financial Statements. The Company has previously furnished Pall with a true and complete copy of (i) the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1993 and December 31, 1992 and the related audited statements of consolidated income and retained earnings and of consolidated changes in financial position for the fiscal years then ended including the notes thereto, all reported on by Coopers & Lybrand, independent certified public accountants, and
          (ii) the unaudited balance sheet and income statement of the Company and the Subsidiaries as at and for the nine month period ended September 30, 1994 (collectively, the "Company Financial Statements"). The Company Financial Statements present fairly the consolidated financial position of the Company and the Subsidiaries as of, and the consolidated income and retained earnings of the Company and the Subsidiaries for the periods ended on, the dates thereof in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a







          consistent basis, subject in the case of unaudited financial statements, to normal year-end adjustments and any other adjustments described therein. The Company Financial Statements as at and for the period ended September 30, 1994 are herein referred to as the "Recent Financial Statements".

                    The Company and the Subsidiaries have no liabilities, contingent or otherwise, (including liabilities for Taxes (as hereinafter defined)) other than (i) liabilities shown or re-flected in the Recent Financial Statements, (ii) liabilities incurred in the ordinary course of business since the date of the Recent Financial Statements, and (iii) those liabilities described in Part E of the Schedule.

                    (f) Absence of Certain Changes or Events. Except as set forth in Part F of the Schedule, since the date of the Recent Financial Statements there has not been (i) any material adverse change in the financial condition, properties, business, results of operations or, to the best knowledge of the Company or the Company Insiders, prospects of the Company or the Subsidiaries,
          (ii) any change in the authorized, issued or outstanding capital stock or material change in the funded debt of the Company and the Subsidiaries on a consolidated basis other than changes due to payments in accordance with the terms of such debt; (iii) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any shares of the capital stock of the Company or the acquisition for value by the Company or any of the Subsidiaries of any shares of capital stock of the Company; or (iv) any grant by the Company of any warrant, option or right to acquire any Company Shares or other securities whatsoever. Neither the Company nor the Subsidiaries is currently in default on any installment or installments on indebtedness for borrowed money, or on any rental payment on any long-term lease.

                    (g) Governmental Authorization and Compliance with Laws. The business of the Company and the Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all Federal, state, local and foreign jurisdictions and governmental entities to which they are subject. The Company and the Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their businesses. A complete list of such permits, certificates, licenses, approvals and other authorizations is set forth in Part G of the Schedule.

                    (h)  Tax Matters.

                    (A) The amounts shown as tax liabilities on the con-solidated balance sheet of the Company and the Subsidiaries in-cluded in the Recent Financial Statements will be sufficient for







          the payment  of all  Federal,  state, county,  local and  foreign
          Taxes (as hereinafter defined) of the Company and the Subsidiaries, whether or not disputed, which were properly accruable at that date. There are no agreements by the Company or any of the Subsidiaries for the extension of the time for the assessment of any Taxes.

                    Except as set forth in Part H of the Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing authority is now asserting, or to the knowledge of the Company threatening to assert, against the Company or any of the Subsidiaries any claim for additional Taxes, nor to the knowledge of the Company or the Company Insiders is the IRS or any other taxing authority auditing any tax return filed by the Company or any of the Subsidiaries.

                    (B) Each of the Company and the Subsidiaries has timely filed (and until the Closing will timely file) all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes;

                    (C) As of the time of filing, such Returns were (and, as to Returns not filed as of the date hereof, will be) true, complete and correct in all material respects;

                    (D) The Company and the Subsidiaries have timely paid or provided for (and until the Closing will timely pay or in good faith contest) all Taxes that are due and payable;

                    (E) Except as set forth in Part H of the Schedule, the Company and the Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely withheld from employee wages or other payments to creditors or independent contractors and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws and regulations;

                    (F) None of the Company or the Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section
          341(f)(4) of the Code) owned by the Company or any of the Subsidiaries;

                    (G) No property used by the Company or the Sub-sidiaries is property that the Company or any such Subsidiary is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as it existed prior to the enactment of the







          Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                    (H) None of the Company or the Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company, or for any other reason, nor does the Company have any knowledge that the IRS has proposed any such adjustment or change in accounting method;

                    (I) Except as set forth in Part H of the Schedule, no notice of claim has ever been made by a government authority in a jurisdiction where the Company does not file Returns that it is or may be subject to Taxes in that jurisdiction;

                    (J) The Company is not a party to any contractual obligation requiring the indemnification or reimbursement of any person or entity with respect to the payment of any Taxes;

                    (K) None of the assets of the Company directly or indirectly secures any debt, the interest in which is tax exempt under Section 103(a) of the Code;

                    (L) The Company is not a party to any agreement, con-tract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code;

                    (M) The Company is not a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for Federal income tax purposes;

                    (N) No material issues have been raised by the relevant taxing authorities on audit that are of a recurring nature and that would have an effect upon the Taxes of the Company or any of the Subsidiaries;

                    (O) No extension of the statute of limitations with respect to any claim for Taxes has been granted by the Company or any of the Subsidiaries;

                    (P) There are no liens for Taxes upon the assets of the Company or any of the Subsidiaries except liens for Taxes not yet due;

                    (Q) The Company has made available for inspection all Tax Returns of the Company and the Subsidiaries for which the applicable statute of limitations has not expired;









                    (R) All material elections with respect to Taxes affecting the Company or the Subsidiaries as of the date hereof are set forth in Part H of the Schedule. After the date hereof, no election with respect to any Taxes or Tax Returns affecting the Company or any of the Subsidiaries will be made without the written consent of Pall;

                    (S) Except as set forth in Part H of the Schedule, none of the shareholders of the Company is a person other than a United States person within the meaning of the Code;

                    (T) Except as set forth in Part H of the Schedule, the transactions contemplated herein are not subject to the tax with-holding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law;

                    (U) Except as set forth in Part H of the Schedule, the Company does not have and has not had a branch in any foreign country;

                    (V) The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income Tax within the meaning of Section 6662 of the Code; and

                    (W) The Company neither owns nor leases real property in the State of New York.

                    For purposes of this  Agreement, "Taxes" shall mean all
          taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occu-pation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, imposed by the United States, or any state, local or foreign government or sub-division or agency thereof; and such term shall include any interest and any penalties, additions to tax or additional amounts attributable to such assessments and any contractual or other obligation to indemnify or reimburse any person or entity with respect to such Taxes.

                    (i) Title to Properties; Absence of Liens and Encumbrances, etc. Except for leased properties, the Company and the Subsidiaries have good and marketable title to all of their tangible properties and assets, real, personal and mixed, used in their businesses, including without limitation those reflected in the consolidated balance sheet included in the Recent Financial Statements (other than properties or assets disposed of in the ordinary course of business since the date of such balance sheet), free and clear of all liens, charges, pledges, security







          interests or other encumbrances, except as reflected in the Recent Financial Statements or in Part I of the Schedule.

                    (j) Contracts, etc. The Company shall as soon as practical prior to Closing furnish Pall and its counsel with a complete and accurate list, together with true and complete copies if requested by Pall, of:

                         (i) all sales contracts of the Company or any of the Subsidiaries having a sales price of $50,000 or more or which are not to be performed within one year regardless of amount, and all purchase orders having a purchase price of $50,000 or more;

                        (ii) all other material contracts of the Company or any of the Subsidiaries (other than sales contracts and purchase orders), leases, mortgages, indentures, promissory notes, deeds, loan or credit agreements, or similar instruments;

                       (iii) all pension, profit-sharing or employee benefit plans, employment contracts, contracts with unions and other agreements relating to employees of the Company or any of the Subsidiaries;

                        (iv) all the Company's and the Subsidiaries' poli-cies of insurance issued during the past five years; and

                         (v) all deeds to real property owned by the Company or any of the Subsidiaries.

                    Part J of the Schedule contains a true and complete list of all of the above described contracts and leases. Except as set forth in Part J of the Schedule, none of the Company or the Subsidiaries is in default, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any of the above described contracts and leases, and all such contracts and leases are valid and legally binding.

                    (k) Litigation. Except as set forth in Part K of the Schedule, there is no claim, action, suit, arbitration, mediation or proceeding in or before any court or administrative or regula-tory agency or arbitrator or mediator pending, or to the know-ledge of the Company or the Company Insiders contemplated or threatened, against the Company or any of the Subsidiaries or any of their properties.

                    (l) Patents, Copyrights, Trademarks, etc. The Company and the Subsidiaries have good and marketable title to, or valid and continuing licenses to use, all patents, patent







          applications, copyrights, trademarks and trade names, brand names, proprietary and other technical information, technology, inventions, discoveries, improvements, processes, know-how, formulae, drawings, specifications, production data, trade secrets and computer software and programs, and licenses thereof (the "Proprietary Rights") including the good-will relating thereto, which are necessary for the operation of their businesses as presently conducted, a true and complete list of which is included in Part L of the Schedule. Except as set forth in Part L of the Schedule, there are no claims or proceedings pending or, to the knowledge of the Company and the Company Insiders, contemplated or threatened against the Company or any of the Subsidiaries asserting that the Company or any of the Subsidiaries is infringing any such Proprietary Rights of any other person.

                    (m) Employee Benefit Plans. Other than those set forth in Part M of the Schedule, the Company and the Subsidiaries do not maintain, administer or contribute to any bonus, profit sharing, pension, stock bonus, retirement, stock right, stock appreciation right, stock purchase, stock option, deferred compensation, incentive compensation, hospitalization, medical, dental, vision, life insurance, disability, tuition, education or legal assistance, dependent care assistance, fringe benefit (cash and non-cash), cafeteria, severance pay, salary continuation, death benefit, survivor benefit or other benefit plan arrangement or program, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covering any of the Company's or the Subsidiaries' employees (the "Plans").

                    The Company has furnished Pall with (i) complete and accurate copies of all documents comprising or pertaining to each Plan, including each amendment and any trust agreement, insurance contract, collective bargaining agreements or other funding or investment arrangements for the benefits under such Plans, (ii) copies of all determination letters or private rulings issued by the IRS with respect to each Plan and copies of all applications and requests filed with the IRS for such determinations or rulings, (iii) a copy of the most recent annual report (Form
          5500) for each Plan, (iv) a copy of the most recent summary plan description ("SPD"), and all summaries of material modifications to such SPD, for each Plan and (v) the latest financial statement and actuarial report for each Plan.

                    Each Plan that is intended to meet the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") or that is intended to qualify for special tax treatment under any other provision of the Code, is, and at all times since its inception has been, in compliance







          with all conditions necessary for such Plan to so qualify, except with respect to any required retroactive amendment for which the remedial amendment period has not expired. The Company and the Company Insiders are not aware of any fact that might cause any such Plan to lose its qualified status.

                    Each Plan is, and at all times since its inception has been, in compliance in all material respects with all the provi-sions of ERISA and the Code applicable to such Plan, and with all other laws, rules and regulations applicable to such Plan.

                    No prohibited transaction within the meaning of the applicable provisions of ERISA and the Code have occurred with respect to any Plan. No transaction has occurred, and to the best knowledge of the Company and the Company Insiders no circum-stances exist, with respect to any Plan that could result in liability, tax or penalty for or due from the Company or any of the Subsidiaries (or for any successor to the Company or any of the Subsidiaries), or the imposition of any liens, under Title IV of ERISA. No "reportable event", as such term is defined in
          Section 4043 of ERISA, for which the 30-day notice has not been waived by the Pension Benefit Guarantee Corporation has occurred with respect to any Plan which is subject to ERISA.

                    All health, medical, hospital, dental, disability or death benefits payable under any Company Plan which is a "welfare benefit plan", within the meaning of Section 3(1) of ERISA, are provided through policies of insurance. Except as set forth in Part M of the Schedule, no Company Plan which provides retiree health benefits or death benefits or both has any unfunded liabilities. No Plan has provided any benefit which is a
          "disqualified benefit", as such term is defined in Section 4976(b) of the Code, for which an excise tax would be imposed.

                    The Company, the Subsidiaries and each fiduciary for each of the Plans is in compliance in all material respects with the terms of each Plan, and with the requirements and duties of any and all laws, statutes, orders, decrees, rules and regulations, including but not limited to ERISA and the Code, applicable to each Plan. All contributions and other payments required to be made by the Company or any of the Subsidiaries under or with respect to each Plan under the terms of such Plan, ERISA (including Part 3 of Subtitle B of Title I of ERISA), the Code (including Code Section 412), or otherwise have been made or accruals adequate for such purposes as of the date of the Recent Financial Statements have been provided therefor and reflected in the Recent Financial Statements in accordance with GAAP. No Plan has an accumulated funding deficiency within the meaning of
          Section 412 of the Code or Section 302 of ERISA (whether or not waived).








                    There is no pending, or to the best of the knowledge of the Company and the Company Insiders, contemplated or threatened legal action, proceeding or investigation against the Company, any of the Subsidiaries or any Plan, other than routine claims for benefits, which could result in liability being imposed upon any of the Plans or upon the Company or any of the Subsidiaries with respect to any of the Plans and to the best knowledge of the Company or the Company Insiders there is no basis for any such legal action or proceeding.

                    The actuarial present value of accrued benefits (both vested and unvested) of each of the Plans which is funded does not exceed the assets of such Plans valued on an ongoing basis and based upon actuarial assumptions which are reasonable in light of the experience of each such Plan.

                    Except as set forth in Part M of the Schedule, there are no agreements between the Company or any of the Subsidiaries and any labor union and the Company and the Subsidiaries are not, and have never been, a participating employer in any multiem-ployer plan, as such term is defined in Section 3(37) of ERISA, or in any multiple employer plan described in Section 413(c) of the Code. To the extent that the Company or any of the Subsid-iaries is or has been a participating employer in any multiem-ployer plan (as so defined), none of the Company or the Subsid-iaries is now, or would upon a complete or partial withdrawal therefrom become, liable for any withdrawal liability to or in respect of such multiemployer plan.

                    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any of the Plans, or from the Company or any of the Subsidiaries with respect to any of the Plans, to any indivi-dual, or result in the vesting, acceleration or payment or in-creases in the amount of any benefit payable under any of the Plans to any individual.

                    (n) Finder's Fee. No brokers or finders were employed by the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement.

                    (o) No Failure to Disclose. The Company has not failed to disclose to Pall any agreement, arrangement, event or occurrence, or threatened or anticipated event or occurrence known to the Company or the Company Insiders, which would or might reasonably be deemed to have a material and adverse effect on the financial condition, the business, the operations or the prospects of the Company or any of the Subsidiaries.









                    (p) Proxy Statement. The information concerning the Company and the Subsidiaries and the Merger contained in the Proxy Statement (i) will include all statements of material facts which are required to be stated therein, and (ii) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (q) Insider Interests. No officer or director of the Company or any of the Subsidiaries has any agreement with the Company or any of the Subsidiaries or any interest in any property, real, personal or mixed, tangible or intangible (in-cluding, without limitation, patents, patent applications, trade-marks, trade names or other intellectual property), used in or pertaining to the business of the Company or the Subsidiaries except as a shareholder or employee and except as set forth in Part Q of the Schedule.

                    (r) Labor Controversies. Except as set forth in Part R of the Schedule, there are no controversies between the Company or any of the Subsidiaries and any employees of the Company or the Subsidiaries or any unresolved labor union grievances or unfair labor practices or labor arbitration proceedings pending or, to the knowledge of the Company and the Company Insiders, contemplated or threatened relating to the Company or any of the Subsidiaries and, to the best knowledge of the Company or the Company Insiders, there are not any organizational efforts pre-sently being made or threatened involving any of the Company's or any of the Subsidiaries' employees. None of the Company or the Subsidiaries has received notice of any claim that it has not complied with any laws relating to the employment of labor, in-cluding any provisions thereof relating to wages, hours, col-lective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination or employment safety, or that it is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                    (s) Use of Real Property. The real properties owned and leased by the Company and the Subsidiaries are used and operated in compliance and conformity in all material respects with all applicable leases, contracts, commitments, licenses and permits. None of the Company or the Subsidiaries has received notice of violation of any applicable zoning or building regu-lation, ordinance or other law, order, regulation or requirement relating to the operations of the Company or the Subsidiaries and to the knowledge of the Company and the Company Insiders there is no such violation. All plants and other buildings which are owned or leased by the Company or any of the Subsidiaries conform in all material respects with all applicable ordinances, codes, regulations and requirements, and no law or regulation presently







          in effect or condition precludes or restricts continuation of the present use of such properties.

                    (t) Accounts Receivable. The accounts receivable re-flected on the unaudited consolidated balance sheet of the Company and the Subsidiaries included in the Recent Financial Statements, and all accounts receivable of the Company and the Subsidiaries arising since the date of such balance sheet, arose from bona fide transactions in the ordinary course of business, and the materials or services involved have been provided to the account obligor, and, except as contemplated by the relevant contract, no further materials or services are required to be provided in order to complete the sales and to entitle the Company or the Subsidiaries, or their assignees, to collect the accounts receivable in full (net of the reserve for doubtful accounts shown on the Recent Financial Statements). Except as set forth in Part T of the Schedule, no such account receivable has been assigned or pledged to any other person, firm or corporation, and no defense or setoff to any such account has been asserted by the obligor. The consolidated balance sheet of the Company and the Subsidiaries included in the Recent Financial Statements contains a fully sufficient reserve for doubtful accounts.

                    (u) Compliance with Environmental Laws. Except as set forth in Part U of the Schedule:

                         (i) The Company and the Subsidiaries are in com-pliance with all environmental laws, regulations, permits and orders applicable to them, including, without limitation, all laws, regulations, permits and orders governing or relating to asbestos removal or abatement. Neither the Company nor any of the Subsidiaries has received or is the subject of any Environmental Claim.

                        (ii) Except for temporary storage on premises pending removal, none of the Company or the Subsidiaries has transported, stored, treated, disposed of or released, nor has it arranged for any third parties, not a party to this agreement, to transport, store, treat, dispose of or release, Hazardous Substances to or at any location other than a site lawfully permitted to receive such Hazardous Substances for such purposes; and the Company and the Subsidiaries have not performed or arranged for by any method or procedure such transportation, storage, treatment, disposal or release in contravention of any applicable laws or regulations. Except as allowed pursuant to a valid permit or other authorization, none of the Company or the Subsidiaries has disposed, treated, stored, released or arranged for any third parties to dispose, treat, store or








               release Hazardous Substances upon any property or facility owned or leased by it.

                       (iii) There has not occurred, nor is there presently occurring, a Release, treatment, storage or disposal of any Hazardous Substance on, into, above or beneath the surface of any parcel of real property in which the Company or any of the Subsidiaries has or has had an ownership interest or any leasehold interest or which the Company or the Subsidiaries manages or operates or has managed or operated.

                        (iv) None of the Company or the Subsidiaries has transported or disposed of, nor have they arranged for any third parties to transport or dispose of, any Hazardous Substance to or at a site, nor does or has any property or facility owned, leased, managed or operated by the Company or the Subsidiaries constitute or constituted a site, which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar state law, (A) has been placed on the National Priorities List or its state equivalent or otherwise been designated as an environmental or hazardous waste clean-up site, or (B) the U.S. Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent or otherwise designate as an environmental or hazardous waste clean-up site. None of the Company or the Subsidiaries has received notice, or has knowledge of any facts which could give rise to any notice, that the Company or any of the Subsidiaries is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation, or of any other Environmental Claim. None of the Company or the Subsidiaries has submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA. None of the Company or the Subsidiaries has received any written or oral request for information in connection with any site known or alleged to be contaminated with Hazardous Substances or has undertaken (or been requested to undertake) any response or remedial actions with respect to any Hazardous Substances at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

                         (v) There are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any material work, repairs, construction or capital expenditures with respect to the assets or properties of the Company or any of the Subsidiaries or otherwise required to be performed by the







               Company or the Subsidiaries with respect to any properties or facilities owned, leased, managed or operated by the Company or the Subsidiaries.

                        (vi)  Part U  of  the Schedule  identifies (A)  all
               environmental audits, assessments or occupational health studies undertaken by the Company or any of the Subsidiaries or agents of any of them or by any governmental agencies with respect to the operations or properties of the Company or any of the Subsidiaries; (B) the results of any groundwater, soil, air or asbestos monitoring known by the Company or the Company Insiders to have been undertaken with respect to any real property owned or leased by the Company or any of the Subsidiaries; (C) all written communications of the Company or any of the Subsidiaries with environmental agencies; and (D) all citations issued with respect to the Company or any of the Subsidiaries under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

                    (vii)  For   the    purposes    of   this    Agreement,
               "Environmental Claim" shall mean any demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding at any time by a person or entity which asserts that an Environmental Condition constitutes a violation of or otherwise may give rise to any liability or obligation under, any statute, ordinance, regulation, or other governmental requirement or the common law, including, any such statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Sub-stance. "Environmental Condition" shall mean the presence on the Closing Date, or the occurrence on or at any time prior to the Closing Date of any storage, treatment, disposal or Release, or the presence on the Closing Date of any condition or circumstances which thereafter causes or gives rise to any storage, treatment, disposal or Release, whether discovered or undiscovered on the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air or any other location, of any pollutant, contaminant, industrial solid waste or Hazardous Substance, arising out of or otherwise related to (i) the operations or other activities of the Company or any of the Subsidiaries, conducted or undertaken prior to the Closing Date or (ii) any property, facility owned, leased, managed or operated by the Company or any of the Subsidiaries. "Hazardous Substance" shall mean any sub-stance defined in the manner set forth in 42 U.S.C.
               Section  9601(14),  and   shall   include   any   additional

               substances     designated    under    42    U.S.C.   Section

               9602(a)    or    any    other    substance    which   is  or







               contains asbestos in any form, urea formaldehyde foam insulation, methane, petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, or any other chemical material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited, or regulated by federal, state, county, regional, local or other governmental authority. "Release" shall have the meaning set forth in 42 U.S.C. Section 9601(22).

                    4.2.  Representations  and  Warranties  by  the Company
          Insiders.   Each Company  Insider severally  represents, warrants
          and covenants to Pall as follows:

                    (a) That each such Company Insider will prior to the Closing Date properly and accurately complete, execute and deliver to Pall a Purchaser Questionnaire, in such form as Pall shall request, representing and warranting to Pall as to whether or not such Company Insider is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

                    (b) The Company Insider understands that (i) the issu-ance of Pall Stock to him in the Merger is not being registered under the Securities Act or the securities or blue sky laws of any states and is being effected in reliance upon exemptions from registration provided by the Securities Act and such laws (and that the certificates representing the Pall Stock so issued may, if Pall determines it to be appropriate, bear legends reflecting the foregoing), (ii) the exemption for resales of such Pall Stock provided by Rule 144 under the Securities Act will not be avail-able until at least the second anniversary date of the Closing Date, and (iii) no federal or state agency has passed on, re-commended or endorsed an investment in the Pall Stock issuable in the Merger;

                    (c) The Company Insider, alone or with his advisor(s), has received, read, carefully considered and fully understood (i) Pall's Annual Report on Form 10-K for the fiscal year ended July 30, 1994 and Pall's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1994, (ii) Pall's 1994 Annual Report to its shareholders, and (iii) the proxy statement relating to the Annual Meeting of Pall's Shareholders held on November 17, 1994;

                    (d) The Company Insider is able (i) to bear indefinitely the economic risk of investment in the Pall Stock issuable to him in the Merger, and (ii) to afford a complete loss of such investment;







                    (e) In reaching an informed decision to invest in Pall, the Company Insider has relied upon independent investigations made by him and/or by his professional tax and other advisors. The Company Insider and/or such advisor(s) have obtained sufficient information to evaluate the merits and risks of investment in Pall. In that connection, employees of Pall and other persons acting on its behalf (i) have fully and satis-factorily answered any questions which the Company Insider and/or such advisor(s) desired to ask concerning Pall, the terms and conditions of the Merger, and an investment in Pall Stock, and
          (ii) have furnished the Company Insider and/or such advisor(s) with any additional information or documents requested to verify the accuracy of or supplement any information previously furnished, to the extent Pall possessed such additional information or could acquire it without unreasonable effort or expense, and to the extent that disclosure of such additional information would not entail the unpermitted disclosure of confidential or proprietary information by Pall;

                    (f) The Pall Stock being acquired in the Merger by the Company Insider is being purchased for the sole account of the Company Insider, as principal, for investment and not with a view to, or in connection with, any resale, distribution, subdivision or fractionalization. The Company Insider has no agreement or other arrangement with any person to sell, transfer or, except as contemplated by this Agreement, pledge any of such Pall Stock, and the undersigned has no plans to enter into any such agreement or arrangement prior to the effectiveness of the Registration Statement on Form S-3 referred to in Section 5.2(g) of this Agreement;

                    (g) No commission, discount, fee or other remuneration has or shall be paid or given, directly or indirectly, to any person for soliciting the Company Insider to execute this Agreement or to vote as a Company shareholder for adoption of this Agreement and approval of the Merger; and

                    (h) The Merger is intended to qualify as a reorgani-zation under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. In respect thereof, the following representations are made:

                         (i) There is no plan or intention on the part of the Company Insiders, and to the best of the knowledge of the Company Insiders, there is no plan or intention on the part of the remaining holders of Company Shares to sell, exchange or otherwise dispose of a number of shares of Pall Stock received in the Merger that would reduce the holders of Company Shares' ownership of Pall Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding Company Shares







                    as of the same date (provided that for this purpose the Pall Stock received by Wicor, Inc. as a result of the Merger shall not be treated as part of the stock as to which there is no plan or intention to dispose). For purposes of this representation, Company Shares exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Pall Stock will be treated as outstanding Company Shares on the date of the Merger. Moreover, Company Shares and shares of Pall Stock held by holders of Company Shares and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be taken into account in making this representation.

                         (ii) Upon completion of the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held prior to the Merger. For purposes of this representation, amounts paid by the Surviving Corporation to dissenters, amounts paid by the Surviving Corporation to holders of Company Shares who receive cash, Surviving Corporation or Company assets used to pay expenses of the Merger, and all redemptions and distributions (except for regular and normal dividends) made by the Company preceding the Merger will be included as assets of the Company held prior to the Merger.

                         (iii) Each holder of Company Shares will pay their respective expenses incurred in connection with the Merger.

                    4.3 Representations and Warranties by Pall and Acquisition. Each of Pall and Acquisition jointly and severally represents and warrants to, and agrees with, the Company and the Company Insiders, as follows:

                    (a) Organization of Pall and Acquisition. Pall is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

                    (b) Authority of Acquisition. Pall and Acquisition have the corporate power to enter into this Agreement and the other agreements and documents to be executed and delivered by Pall and Acquisition pursuant hereto and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements and documents to be executed and delivered by Pall and Acquisition pursuant







          hereto and the consummation of the Merger and the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Pall (either by action of the whole Board or by the Executive Committee thereof, which Committee has all necessary authority to take such action) and by the Board of Directors and the sole stockholder of Acquisition; and (i) no other corporate acts or proceedings on the part of Pall or Acquisition are necessary to authorize this Agreement and the other agreements and documents to be executed and delivered by Pall and Acquisition pursuant hereto or the consummation of the transactions contemplated hereby and thereby, and (ii) this Agreement constitutes, and when executed and delivered the other agreements and documents to be executed by Pall and Acquisition pursuant hereto will constitute, valid and legally binding obligations of Pall and Acquisition, as the case may be, enforceable against Pall and Acquisition in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles. The execution and delivery of this Agreement by Pall and Acquisition does not, and the consummation of the transactions contemplated hereby will not, violate or constitute a default under any provision of the Certificate of Incorporation or By-Laws of Pall or the Articles of Organization or By-Laws of Acquisition or any provision of (or result in the acceleration of any obligation under) any mortgage, note, lien, lease, agreement, instrument, arbitration award, judgment or decree to which Pall or Acquisition is a party or by which they are bound or to which any of their property is subject, or any laws of the United States or any state or jurisdiction in which Pall or Acquisition conducts business.

                    (c) Consents, etc. Except for (i) the HSR Filings, which were made by Pall and the Company on November 1, 1994, (ii) the filing of the Articles of Merger with the Secretary, (iii) the filing with the New York Stock Exchange of a subsequent listing application for the shares of Pall Stock issuable in the Merger, (iv) the filing of a Form D with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act, (v) filings under the securities or blue sky laws of New York and other jurisdictions where holders of Company Shares are located, and (vi) the filing and effectiveness of the Form S-3 Registration Statement contemplated by Section 5.2(g) hereof, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by Pall and Acquisition and the consummation by Pall and Acquisition of the transactions contemplated hereby.









                    (d) Availability of Funds. Pall has available and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

                    (e) Litigation. There is no claim, action, suit, arbitration, mediation or proceeding in or before any court or administrative or regulatory agency or arbitrator or mediator pending or, to the knowledge of Pall or Acquisition, contemplated or threatened, which questions or challenges the validity of this Agreement or any action taken or to be taken by Pall or Acquisi-tion pursuant to this Agreement or in connection with the transactions contemplated hereby.

                    (f) Pall Stock. The authorized capital stock of Pall consists of 500,000,000 shares of Pall Common Stock and the issued and outstanding shares of Pall Common Stock are validly issued, fully paid and nonassessable. When issued pursuant to
          Section 2.4 hereof, the Pall Stock will be validly issued, fully paid and nonassessable.

                    (g) Finder's Fee. No brokers or finders were employed by Pall or Acquisition in connection with any of the transactions contemplated by this Agreement.

                    (h) Proxy Statement. All information concerning Pall and Acquisition furnished or to be furnished by Pall for inclu-sion in the Proxy Statement is and will be true and correct in all material respects; the information concerning Pall and Acquisition contained in the Proxy Statement furnished by Pall
          (i) will include, or incorporate by reference to Pall's filings under the Securities Exchange Act of 1934, all statements of material facts which are required to be stated therein, and (ii) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (i) Reorganization. The Merger is intended to qualify as a reorganization under Section 368(a)(1)(A) and (a)(2)(E) of the Code. In respect thereof, the following representations are made:

                    (i) Pall will report, and will cause the Company and Acquisition to report, the Merger as a tax-free reorganiza-tion within the meaning of Code Section 368(a)(1)(A) and
               (a)(2)(E).

                   (ii)  Prior to the Merger,   Pall will be in  control of
               Acquisition within the meaning of Code Section 368(c)(1).









                  (iii) Pall has no plan or intention to reacquire any of its stock issued in the Merger.

                   (iv) Pall has no plan or intention to liquidate the Company; to merge the Company with or into another corpora-tion; to sell or otherwise dispose of the stock of the Com-pany except for transfers of stock to corporations controlled by Pall; or to cause the Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company.

                    (v) Acquisition will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger. All of the stock of Acquisition is owned by Pall, and Pall formed Acquisition for the sole purpose of undertaking the Merger.

                   (vi) Following the Merger, Pall will cause the Company to hold at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Acquisition's net assets and at least 70 percent of the fair market value of Acquisition's gross assets held immediately prior to the Merger. For purposes of the representation, amounts paid by the Company or Acquisition to dissenters, amounts paid by the Company or Acquisition to shareholders who receive cash or other property, amounts used by the Company or Acquisition to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Acquisition, respectively, immediately prior to the Merger.

                  (vii) Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

                 (viii) Pall does not own, nor has it owned during the past five years, any shares of the stock of the Company.

                   (ix) Following the Merger, Pall will not cause the Com-pany to issue additional shares of its stock that would result in Pall having ownership of less than either 80 percent of the combined voting power of all classes of the Company stock entitled to vote or 80 percent of the total number of shares of nonvoting stock of the Company.









                    (x) The Rights are substantially similar to those des-cribed in Revenue Ruling 90-11 for purposes of the tax treatment described therein.

                                      ARTICLE V
                               COVENANTS AND AGREEMENTS

                    5.1 Covenants and Agreements of the Company and the Company Insiders. The Company and the Company Insiders covenant and agree with Pall and Acquisition as follows:

                    (a)  Submission to Stockholders.   The Company will, as
          soon as practicable following the execution of this Agreement, call a meeting of its stockholders to consider and vote upon approval of this Agreement and the Merger and the Board of Directors of the Company will recommend to such stockholders approval thereof. The Company will use its best efforts to solicit and secure from the stockholders of the Company such approval.

                    (b)  Conduct of Business.    Without the  prior written
          consent of Pall, between the date of this Agreement and the Effective Time:

                         (i) the Company will not, and will not cause or permit any of the Subsidiaries to, engage in any activities or transactions which will be outside the ordinary course of their respective businesses consistent with past practices, except as shall be provided for or specifically contemplated by this Agreement, and the Company and the Subsidiaries will consult with Pall and obtain Pall's written consent prior to making any material capital expenditures or other significant business decisions;

                        (ii) the Company will not subdivide or reclassify the Company Shares, issue any shares of its capital stock, except upon the exercise of outstanding Options then exercisable by their terms, or amend its Articles of Organization or By-Laws;

                       (iii) the Company will not declare or pay any divi-dend or other distribution in respect of its shares of capital stock or acquire for value, or permit any of the Subsidiaries to acquire for value, any shares of capital stock of the Company;

                        (iv) the Company will afford to the officers, attorneys, accountants and other authorized representatives of Pall reasonable access to its and the Subsidiaries' plants, properties, books, tax returns and minute books and other corporate records in order that Pall may have full







               opportunity to make such investigation as Pall shall desire of the affairs of the Company and the Subsidiaries. If for any reason the Merger is not consummated, Pall will cause confidential information obtained in connection with such investigation to be treated as confidential;

                         (v) the Company will comply with all applicable securities laws and will obtain such governmental permits, orders or consents, if any, as may be required of it in connection with the transactions contemplated by this Agree-ment;

                        (vi) the Company will not, and will not cause or permit the Subsidiaries to, take any action to institute any new severance or termination pay practices with respect to any directors, officers, or employees of the Company or any of the Subsidiaries or to increase the benefits payable under its severance or termination pay practices in effect on the date hereof;

                       (vii) the Company will not, and will not cause or permit the Subsidiaries to, adopt or amend, in any material respect, except as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option (except as contemplated by this Agreement), restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees of the Company or any of the Subsidiaries;

                      (viii) the Company and the Subsidiaries will use their best efforts to maintain their relationships with their suppliers and customers, and if and as requested by Pall, (i) the Company and the Subsidiaries shall make reasonable arrangements for representatives of Pall to meet with suppliers and customers of the Company and the Subsidiaries, and (ii) the Company and the Subsidiaries shall schedule, and the management of the Company and the Subsidiaries shall participate in, meetings of representa-tives of Pall with employees of the Company and the Subsidiaries or their union representatives;

                        (ix) the Company will, and will cause the Subsidiaries to, maintain all of its and their respective properties in customary repair, order and condition, reason-able wear and tear excepted, and will maintain, and will cause the Subsidiaries to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in such amounts and of such kinds comparable to that in effect on the date of this Agreement;







                         (x) the Company and the Subsidiaries will maintain their books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

                        (xi) the Company and the Subsidiaries will duly comply in all material respects with all laws applicable to each of them and to the conduct of their respective businesses;

                       (xii) no change shall be made in the banking and safe deposit arrangements of the Company or the Subsidiaries existing on the date hereof without the prior written consent of Pall and no powers of attorney shall be granted by the Company or any of the Subsidiaries;

                      (xiii) except as contemplated by this Agreement, the Company will not, and will not permit any of the Subsid-iaries to, acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association, or other business organization or division thereof;

                       (xiv) the Company will not, and will not cause or permit any of the Subsidiaries to, take any action or do any thing which will cause the Company to be, as of the Effective Time, in violation of any of the representations or warranties contained in Section 4.1 of this Agreement; and

                        (xv) the Company will promptly advise Pall in writing of any material adverse change in the financial condition, business or operations of the Company or any of the Subsidiaries and of any breach of its representations or warranties contained herein.

                    (c) Stock Options. After the date hereof, the Company will not issue any Options.

                    (d) No Other Negotiations. Except as contemplated hereunder, prior to the earlier of the Closing or the termination of this Agreement, neither the Company nor the Company Insiders shall directly or indirectly solicit, initiate or encourage in-quiries or proposals with respect to, furnish any information relating to, or participate in, continue or enter into any nego-tiations or discussions concerning, any merger, consolidation or other business combination with or the purchase of all or a portion of the assets of, or any equity interest in the Company or any of the Subsidiaries; and the Company shall instruct each officer, director, affiliate and advisor of the Company and the







          Subsidiaries to refrain from doing any of the above. The Company and the Company Insiders agree to advise Pall immediately in writing of, and to communicate therein the terms of, any such inquiry or proposal which any of them shall receive.

                    (e) Financial Statements. The Company will deliver to Pall all regularly prepared unaudited financial statements of the Company or of any of the Subsidiaries prepared after the date hereof in the format historically used internally, as soon as available.

                    (f) Certification of Stockholder Vote. On or prior to the Closing Date, the Company shall deliver to Pall a certificate of its secretary or clerk setting forth (i) the number of Company Shares outstanding and entitled to vote on the adoption of this Agreement and approval of the Merger, the number of Company Shares voted in favor of adoption of this Agreement and approval of the Merger, and the number of Company Shares voted against adoption of this Agreement and approval of the Merger; and (ii) the names of all holders of Dissenting Shares and the number of Dissenting Shares held by each such holder.

                    5.2  Other Covenants and Agreements.

                    (a) Cooperation of Pall and the Company. Pall and the Company will fully cooperate with each other in the preparation of the Proxy Statement.

                    (b) Efforts to Consummate Transactions. Pall, Acqui-sition, the Company and the Company Insiders will each use their best efforts to consummate the Merger and to cause to be satisfied each of the conditions of Closing contained in Section
          6.1 and each of the conditions contained in Section 6.2 (to be satisfied by the Company and/or the Company Insiders) and Section
          6.3 (to be satisfied by Pall and Acquisition).

                    (c) Vote by the Company Insiders, etc. The Company Insiders each hereby covenants and agrees that until the earlier of the Closing Date or the termination of this Agreement, he will
          (i) continue to hold all Company Shares now held by him, and (ii) vote at the meeting of the stockholders of the Company referred to in Section 1.7 hereof all of such Company Shares in favor of adoption of this Agreement and authorization of the Merger. Simultaneously with the execution of this Agreement, each of the Company Insiders and their spouses have executed and delivered to Pall irrevocable proxies to vote their Company Shares at such meeting in the form of Exhibit D hereto.

                    (d)  Employment  Agreements.    Concurrently  with  the
          Closing of this Agreement, each of the Company Insiders agrees to








          execute and deliver three-year Employment Agreements in the form of Exhibit E hereto (the "Employment Agreements").

                    (e)  Indemnification.

                    (i)  Indemnification by Company Insiders.    Subject to
          the provisions of this Section 5.2(e), Section 5.2(f) and Section
          8.10 of this Agreement, the Company Insiders jointly and severally agree to save, defend and indemnify the Surviving Corporation and Pall against and hold them harmless from any and all claims, liabilities, losses, costs and expenses (including without limitation, counsel's fees and expenses in connection with any action,claim or proceeding relating thereto or seeking enforcement of the indemnification or other obligations of the Company Insiders hereunder) ("Losses"), reasonably incurred by the Surviving Corporation or Pall arising out of any breach of any representation, warranty, covenant or agreement made by the Company or the Company Insiders under this Agreement.

                    (ii) Indemnification by Pall. Subject to the provisions of this Section 5.2(e) and Section 8.10 of this Agreement, Pall agrees to save, defend and indemnify the Company (to the extent that the Closing hereunder has not yet occurred) and the holders of the Company Shares immediately prior to the Closing against and hold them harmless from any and all Losses reasonably incurred by the Company or the holders of the Company Shares immediately prior to the Closing, as the case may be, arising out of any breach of any representation, warranty, covenant or agreement made by Pall or Acquisition under this Agreement.

                    (iii) (A)  Claims for Indemnification.

                    Whenever any Losses as to which any party is entitled to be indemnified and held harmless under this Section 5.2(e) become reasonably quantifiable, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party or parties from whom indemnification is sought (the "Indemnifying Party") of the Losses, which notice shall include reasonable detail in support of the amount of such Losses, provided, however, that the failure to give timely notice shall not affect the right to indemnification hereunder except to the extent that the Indemnified Party is actually damaged or prejudiced by such delay. The Indemnified Party shall not settle or compromise any claim by any third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably with-held), except as otherwise provided below.
                    (B)  Defense by Indemnifying Party.









                    (x)  In  connection  with  any  claim  giving  rise  to
          indemnity hereunder resulting from or arising out of any claim, action or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim, action or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (provided, however, that the Company Insiders shall have no such right to assume the defense of any such claim if the amount of such claim, when added to the aggregate amount of other indemnification claims against the Company Insiders hereunder, exceeds the maximum aggregate amount stated in Section 5.2(e)(iv)(B) below); provided that the Indemnifying Party shall exercise its right to assume such defense within twenty (20) days after notice was given by the Indemnified Party. If the Indemni-fying Party does not assume the defense of any such claim or litigation resulting therefrom as aforesaid, the Indemnified Party may defend any such claim, action or proceeding, in such manner as it may deem appropriate; provided, however, the Indemnified Party may not settle such claim, action or proceeding without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld. The Indemnifying Party agrees to cooperate and make available to the Indemnified Party all books and records and such officers, employees and agents as are reasonably necessary and useful in connection with the defense. To the extent that any settlement may have a material adverse effect on the business (present or prospective) of the Surviving Corporation other than as a result of a monetary award, no such settlement shall be entered into without the prior written consent of Pall, which consent will not be unreasonably withheld.

                    (y) If the Indemnifying Party assumes the defense of any such claim, action or proceeding, the Indemnified Party shall be entitled to participate in the defense of such claim, action or proceeding with its own counsel and at its own cost and expense. The Indemnifying Party shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of such claim, action or proceeding without requiring any payment to be made by the Indemnified Party.

                    (C) Set-Off Right of Pall and Surviving Corporation. The amount of the Losses set forth in any notice by Pall or the Surviving Corporation to the Company Insiders hereunder or, if







          disputed by the Company Insiders by written notice to Pall and the Surviving Corporation within forty-five (45) days after their receipt of such notice, the amount determined by mutual agreement or arbitration as set forth in (D) below, may be set-off as provided in Section 5.2(f) of this Agreement; provided, however, that neither Pall nor the Surviving Corporation shall finally set-off and retain for their own account any such amounts until such time as either (i) the Company Insiders whose payments are to be set-off so agree, or (ii) the amount of the Losses is determined by arbitration as set forth in (D) below. In the event that any such dispute exists at the time any payment is due and payable under the Noncompetition Agreements to the Company Insiders, the amount of such payment shall, if the Company Insiders so request in writing to Pall, be held in escrow on terms reasonably acceptable to Pall and the Company Insiders pending resolution of such dispute (any fees, costs or expenses of any escrow agent involved in such escrow arrangement to be borne by the Company Insiders).

                    (D) Arbitration. In the event of any dispute arising under this Section 5.2(e), the parties shall use good faith efforts to negotiate a settlement of such dispute. If the parties are unable to reach a settlement, and in any event within ninety (90) days after any notice by the Company Insiders disputing Losses claimed by Pall or the Surviving Corporation, the dispute shall be submitted to arbitration by the American Arbitration Association in New York, New York under the commercial arbitration rules then in effect for that Association. The arbitration award shall be conclusive and binding upon the respective parties and may be entered in any court having jurisdiction. Notwithstanding any provision to the contrary set forth herein, the parties hereto agree that the prevailing party of any such arbitration shall be entitled to recover reasonable attorneys' fees and costs as awarded or determined by the arbitrators.

                    (iv)  Notwithstanding the foregoing:

                    (A) The indemnifications in favor of Pall, the Surviving Corporation, the Company and the holders of the Company Shares immediately prior to the Closing contained in Sections 5.2(e)(i) and 5.2(e)(ii) hereof shall not be effective until the aggregate Losses represented by such party's indemnification claims exceed $300,000, in which event the Indemnified Party shall be entitled to recover all of such Losses, including the first $300,000 thereof; and

                    (B) The aggregate of all indemnification payments made by any Indemnifying Party hereunder, including all Company Insiders collectively, shall not exceed $3,000,000.








                    (v) Pall's and the Surviving Corporation's exclusive remedy with respect to any breach by the Company or the Company Insiders of any representation, warranty, covenant or agreement made by the Company or the Company Insiders under this Agreement shall be indemnification under this Section 5.2(e); provided, however, that this provision shall not act as a release or waiver of any right, claim or cause of action which the Surviving Corporation may have against the Company Insiders arising independently from the transactions contemplated by this
          Agreement as a result of fraud, embezzlement or other criminal acts, breaches of fiduciary duties or of any contract with the Company, indebtedness to the Company or other transactions or dealings between the Company and any Company Insider occurring on or prior to the Closing Date. So long as the full amount of any indemnification claims hereunder by Pall and the Surviving Corporation can be satisfied entirely through the exercise of the set-off rights and stock pledge referred to in Section 5.2(f) below, Pall and the Surviving Corporation agree to satisfy any such indemnification claims by resort to such set-off rights and stock pledge, allocated among the Company Insiders according to the following percentages: Messrs. Hirsch, Friedman, Goulston and Rozembersky - 21.1% each; Messrs. Mozzicato and Herczeg - 7.8% each.

                    (f) Set-Off and Pall Stock Pledge. Subject to the provisions of Section 5.2(e)(iii)(C), Pall and the Surviving Corporation shall have the right to set-off amounts owing to them by the Company Insiders under Section 5.2(e) against the outstanding amounts payable under the Noncompetition Agreements and other amounts payable to the Company Insiders. In addition, shares of Pall Stock received by Messrs. Hirsch, Friedman, Goulston and Rozembersky as a result of the Merger having a Pall Stock Value of $3,000,000 (in numbers proportionate to each Company Insider's relative ownership of Company Shares) will be pledged to Pall (i.e., Pall will be granted a security interest therein) to secure the indemnification obligations of the Company Insiders and shall be held by Pall pursuant to a Pledge Agreement in the form of Exhibit F hereto which will be executed and delivered by the parties on the Closing Date.

                    (g) Registered Resales of Pall Stock. Pall agrees to prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-3 at or as promptly after the Effective Time as is reasonably practicable (and, in any event, no later than 10 days after the Closing Date) for resales of Pall Stock received by Filtron stockholders in the Merger and to keep such Registration Statement effective for a period of at least two years from the Effective Time, all in accordance with the Schedule of Registration Procedures and Related Matters attached hereto as Exhibit G.








                    (h) Agreement Not to Sell. Each of the Company Insiders hereby agrees not to sell any of the Pall Stock he receives as a result of the Merger except in accordance with the following restrictions: (A) at any time prior to the first anniversary of the Closing Date, up to one-quarter of the shares so received, (B) on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, an additional one-quarter of the shares so received (on a cumulative basis with the one-quarter allowed to be sold prior to the first anniversary, so that a total of up to one-half can be sold prior to the second anniversary), (C) on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, an additional one-quarter of the shares received (on a cumulative basis with the one-half allowed to be sold prior to the second anniversary, so that a total of up to three-quarters can be sold prior to the third anniversary), and (D) on or after the third anniversary of the Closing Date, all shares received may be sold without restriction. The Company Insiders understand and agree that the certificates they receive representing Pall Stock will bear legends disclosing the foregoing restrictions. Until the third anniversary of the Closing Date, each Company Insider agrees to give Pall at least three days advance written notice of their intention to sell any Pall Stock (including the number of shares intended to be sold and the proposed manner of sale) and to advise Pall in writing when such sales have been completed or when such intention has ceased, provided, however, that any failure to so notify Pall shall not affect the foregoing rights of the Company Insiders to sell Pall Stock.

                    (i)  Purchaser Representative.  Martin H. Hirsch hereby
          agrees to act as a "purchaser representative" (within the meaning of Regulation D under the Securities Act) for all Filtron stock-holders who are not "accredited investors" (within the meaning of said Regulation D) and to complete, execute and deliver to Pall, on or prior to the date that the Proxy Statement is distributed to Filtron stockholders, a Purchaser Representative Questionnaire in such form as Pall shall reasonably request. The Company hereby agrees to defend, indemnify and hold harmless Mr. Hirsch from any and all Losses reasonably incurred by him as a result of any claim, action or proceeding made or commenced against him by any Filtron stockholder as a result of, relating to or arising out of his appointment as a purchaser representative or any action or omission by him in his capacity as a purchaser representative (provided, however, that the Company shall not indemnify Mr. Hirsch with respect to any losses incurred as a result of inaccuracies or omissions by him in completing the
          Purchaser Representative Questionnaire or any breach of any representation or warranty made by him in the Purchaser Representative Questionnaire).








                                      ARTICLE VI
                                      CONDITIONS

                    6.1  Mutual Conditions.   None of Pall,  Acquisition or
          the Company shall be obligated to complete or cause to be com-pleted the transactions contemplated by this Agreement unless:

                    (a) Stockholder Approval. Adoption of this Agreement and approval of the Merger by the stockholders of the Company as may be required by law and by any applicable provisions of its Articles of Organization or By-Laws shall have been obtained.

                    (b) Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger shall have been entered by any court or administrative body and shall then remain effective.

                    (c) Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents under the securities or "blue sky" laws of New York, Massachusetts and any other jurisdiction and of any other governmental body or agency, which counsel for Pall or for the Company may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement and the Merger will be in compliance with applicable laws.

                    (d)  Cutoff Date.   The Merger shall in any event  have
          been completed not later than February 28, 1995.

                    (e) Filings and Approvals. All applicable filings and regulatory approvals necessary to consummation of the Merger except for the requisite filing of the Articles of Merger as contemplated herein, shall have been made or obtained.

                    (f) Dissenting Stockholders. The holders of not more than 5% in the aggregate of the outstanding Company Shares shall have filed with the Company written objections and notices of in-tention to dissent pursuant to Chapter 156B, Section 86 of the MBCL. If holders of more than 5% of the outstanding Company Shares have filed such notices, the parties shall have the right to (i) waive this condition and close, (ii) terminate this Agreement, or (iii) adjourn the Closing to any date not later than the cutoff date referred to in Section 6.1(d) hereof to determine whether such percentage is reduced to 5% or less by holders who abandon or lose their right to appraisal pursuant to the procedures of Sections 86-98 of the MBCL. At such time as such percentage is thus reduced to 5% or less, this condition shall be deemed satisfied.

                    6.2 Conditions to Obligations of Pall and Acquisition. Consummation of the transactions contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of








          Pall prior to or at the Closing of each of the following conditions:

                    (a)  Compliance   with   Representations,   Warranties,
          Covenants and Agreements. All of the representations and war-ranties of the Company and the Company Insiders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if they had been made at and as of such date (except for changes contemplated or permitted by this Agreement or otherwise approved in writing by Pall); the Company and the Company Insiders shall have complied with and performed in all material respects all of the covenants and agreements contained in this Agreement to be performed by them at or prior to the Closing Date (including, without limitation, the completion, execution and delivery of the Purchaser Questionnaires contemplated by Section 4.2(a) hereof); and on the Closing Date, Pall shall have received from the Company a certificate dated that day, signed by the President and by the Treasurer of the Company, certifying the foregoing. Until the Closing, the Company agrees to give Pall prompt written notice of any matter or matters which come to the Company's attention which would constitute a breach of the condition contained in this Section 6.2(a), together with reasonably complete details of such matter or matters.

                    (b)  Opinion of Counsel.    Pall and  Acquisition shall
          have received an opinion dated the Closing Date from Choate, Hall & Stewart, counsel for the Company, that:

                       (i) The Company and each of the Subsidiaries is a corporation legally existing and in good standing under the laws of the jurisdiction of its incorporation with full cor-porate power and authority to own its properties and to conduct its business as then being conducted;

                       (ii) The authorized, issued and outstanding capital stock of the Company is as stated in such opinion, the out-standing Company Shares have been duly and validly authorized and issued and are fully paid and nonassessable; and there are no preemptive or similar rights on the part of the holders of any class of securities of the Company;

                       (iii) The Company is the record owner, and (to the best of such counsel's knowledge) the beneficial owner, of all outstanding capital stock of each of the Subsidiaries as stated in such opinion; and the outstanding stock of each of the Subsidiaries has been duly and validly authorized and issued and is fully paid and nonassessable;

                       (iv) The Company has full corporate power to carry out the transactions contemplated by this Agreement and the other agreements entered into by the Company







               hereunder (the "Related Agreements"); this Agreement and the Related Agreements have been duly executed and delivered by the Company; all necessary corporate action has been taken by the Company and its Board of Directors and stockholders to authorize the Company to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby; upon the effectiveness of the Articles of Merger filed with the Secretary, the Merger will be validly consummated under Massachusetts law, the outstanding Company Shares (other than Dissenting Shares) will have been validly converted into rights to receive Pall Stock or cash in lieu of frac-tional shares and Pall Stock pursuant to the Merger and the rights of all outstanding Options shall have been termi-nated; and this Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity;

                        (v) The execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation of the transactions contemplated by this Agreement and the Related Agreements will not constitute a violation of any provision of the Articles of Organization or By-Laws (or other similar organizational documents) of the Company or any of the Subsidiaries or, giving effect to any consents which may have been obtained, of any material agreement, instrument or other document known to such counsel after reasonable investigation, to or by which the Company or any of the Subsidiaries is a party or is bound, or any judgment, decree or order known to such counsel after reasonable investigation, of any court or other governmental authority which is binding on the Company or any of the Subsidiaries or any of its or their property;

                       (vi) To the best knowledge and information of such counsel after reasonable investigation, there is no material litigation or governmental proceeding pending or threatened against the Company or any of the Subsidiaries which has not been disclosed in Part K of the Schedule to this Agreement;

                      (vii) No consent or approval by any United States federal or Massachusetts governmental authority which has not been obtained is required in connection with the consummation by the Company of the transactions contemplated by this Agreement and the Related Agreements; and

                     (viii) the portion of the Proxy Statement under the caption "Appraisal Rights" is an accurate and complete








               summary   of  the   appraisal   rights   of  the   Company's
               stockholders resulting from the Merger.

                    (c) Options. The Company shall have obtained the sur-render and cancellation of all Options and made the cash payments to holders of Options contemplated by Section 2.2 hereof.

                    (d) No Material Adverse Change. Since the date of the Recent Financial Statements, no event shall have occurred, and no condition shall exist, which has a material adverse effect on the condition (financial or otherwise) or the business or prospects of the Company or the Subsidiaries or their respective assets.

                    (e) Other Agreements. The Employment Agreements, the Noncompetition Agreements and the Pledge Agreement shall have been executed and delivered by the Company Insiders and the Company shall have received employee agreements executed by all other employees of the Company who will become employees of the Surviving Corporation immediately following the Closing in the form used by Pall for its employees, a copy of which form is attached hereto as Exhibit H.

                    (f) FIRPTA Certification. The Company shall have delivered to Pall a certification as required under Section 1445 of the Code and the regulations thereunder that the Company has not been at any time during the previous five years a "U.S. real property holding corporation" as defined in Section 897(c)(2) of the Code.

                    (g) Good Standing Certificates. The Company shall have delivered to Pall good standing certificates for the Company and each of the Subsidiaries from their jurisdictions of incorporation and from each of the other jurisdictions listed in Part A of the Schedule.

                    (h) Purchaser Questionnaires. Pall shall have received with respect to each Filtron stockholder either a Purchaser Questionnaire representing that the stockholder is (and, with respect to any Company Insider, was on the date of this Agreement) an "accredited investor" within the meaning of Regulation D under the Securities Act or, with respect to stockholders who are not "accredited investors", a Purchaser Representative Questionnaire from a properly designated purchaser representative reasonably acceptable to Pall, in each case in form and substance satisfactory to Pall.

                    6.3 Conditions to Obligations of the Company. Con-summation of the transactions contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of the Company prior to or at the Closing of each of the following conditions:








                    (a)  Compliance   with   Representations,   Warranties,
          Covenants and Agreements. All of the representations and war-ranties of Pall and Acquisition contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as if they had been made at and as of such date (except for changes contemplated or permitted by this Agreement or otherwise approved in writing by the Company); Pall and Acquisition shall have performed all of the covenants and agree-ments contained in this Agreement to be performed by them at or prior to the Closing Date; and on the Closing Date, the Company shall have received from Pall and Acquisition a certificate dated that day, signed by the President and Chief Financial Officer of Pall, certifying the foregoing.

                    (b) Opinion of Counsel. The Company shall have received an opinion addressed to the holders of the Company Shares immediately prior to the Closing and dated the Closing
          Date from Carter, Ledyard & Milburn, counsel for Pall and Acquisition, that:

                         (i) Pall is a corporation validly existing and in good standing under the laws of the State of New York and Acquisition is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own their pro-perties and to conduct their businesses as conducted on the Closing Date (in giving such opinion concerning the existence and good standing of Acquisition, such opinion may state that counsel is relying exclusively on the certificates of public officials of the Commonwealth of Massachusetts);

                       (ii)  Pall and Acquisition have full corporate power
               to carry out the transactions contemplated by this Agreement and the other agreements entered into by Pall and Acquisition hereunder (the "Related Agreements"); this Agreement and the Related Agreements have been duly executed and delivered by Pall and Acquisition and all necessary corporate action has been taken by Pall and its Board of Directors and by Acquisition, its Board of Directors and shareholders in order to consummate the transactions con-templated by this Agreement and the Related Agreements. This Agreement and the Related Agreements are valid and legally binding obligations of Pall and Acquisition enfor-ceable against Pall and Acquisition in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity;

                       (iii) The execution, delivery and performance of this Agreement and the Related Agreements by Pall and







               Acquisition and the consummation of the transactions contemplated by this Agreement and the Related Agreements will not constitute a violation, breach or default under the Certificate of Incorporation or By-Laws of Pall or the Articles of Organization or By-Laws of Acquisition or, to the best of such counsel's knowledge, under any agreement or other document to or by which Pall or Acquisition is a party or is bound or any judgment, decree, or order of any court or other governmental authority which is binding on Pall or Acquisition or any of their properties;

                        (iv) No consent or approval by any United States federal or New York governmental authority which has not been obtained is required in connection with the consumma-tion by Pall and Acquisition of the transactions contemplated by this Agreement and the Related Agreements; and

                         (v) The authorized capital stock of Pall consists of 500,000,000 shares of Common Stock, par value $.10 per share; all of the shares of Pall Stock to be issued to the shareholders of the Company pursuant to this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable.

                    (c) Adequacy of Pall Stock and Funds. Simultaneously with the consummation of the transactions contemplated hereby, Pall and Acquisition shall have caused to be deposited with the Paying Agent shares of Pall Stock and funds in an amount sufficient to permit consummation of the Merger in accordance with the terms hereof and the Company shall have received evidence reasonably satisfactory to it and its counsel that such shares and funds have been received by the Paying Agent.

                                     ARTICLE VII
                                     TERMINATION

                    7.1 Termination. This Agreement may be terminated and cancelled, and the transactions contemplated hereby may be abandoned, notwithstanding stockholder authorization, at any time prior to the filing of the Articles of Merger with the Secretary
          (a) by mutual consent of Pall and the Company, (b) by any party not in material breach hereof, in the event that any of the conditions specified in Section 6.1 shall not have been satisfied within the time contemplated by this Agreement, (c) by Pall if not in material breach hereof, if any of the conditions specified in Section 6.2 shall not have been satisfied within the time contemplated by this Agreement, and (d) by the Company, if not in material breach hereof, if any of the conditions specified in
          Section 6.3 shall not have been satisfied within the time contemplated by this Agreement.







                    Any party intending to terminate this Agreement pursuant to clause (b), (c) or (d) hereof shall give notice of intention to terminate to the other parties, specifying the breach of condition giving rise thereto, which termination shall become effective (i) upon receipt thereof if the condition shall then be impossible of performance, or (ii) on the tenth day after receipt thereof if the breach is susceptible of cure and the condition is not satisfied within such period.

                    7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders; provided, however, that in the case of a termination pursuant to Section 7.1(b), (c) or (d) where the nonfulfillment of the condition giving rise to termination re-sulted from a breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party shall be as determined by law (provided, however, that any claim against any Company Insider shall be limited in the manner contemplated by Section 5.2(e)(iv)(B) hereof).

                                     ARTICLE VIII
                                    MISCELLANEOUS

                    8.1 Extension of Time; Waivers. At any time prior to the filing of the Articles of Merger with the Secretary:

                    (a) By Pall. Pall may (i) extend the time for the performance of any of the obligations or other acts of the Company, (ii) waive any inaccuracies in the representations and warranties of the Company and the Company Insiders contained herein or in any document delivered pursuant hereto by the Company or the Company Insiders, and (iii) waive compliance with any of the agreements or conditions contained herein to be per-formed by the Company or the Company Insiders. Any agreement on the part of Pall to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Pall.

                    (b) By the Company. The Company may (i) extend the time for the performance of any of the obligations or other acts of Pall or Acquisition, (ii) waive any inaccuracies in the representations and warranties of Pall or Acquisition contained herein or in any document delivered pursuant hereto by Pall or Acquisition, and (iii) waive compliance with any of the agree-ments or conditions contained herein to be performed by Pall or Acquisition. Any agreement on the part of the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Company.








                    8.2 Costs and Expenses. The term "Costs and Expenses" as used herein means all costs and expenses incurred in connec-tion with the letter of intent dated October 26, 1994 executed by the parties (the "Letter of Intent"), this Agreement and the other agreements and documents contemplated hereby and the transactions contemplated hereby and thereby, including but not limited to fees and expenses of counsel, accountants and other advisors and filing fees paid to government agencies. All fees and expenses of counsel, accountants and other advisors retained by and representing Pall or Acquisition, filing fees with respect to filings required to be made by Pall (including Pall's HSR filing and SEC filing pursuant to Section 5.2(g)) and other Costs and Expenses incurred by Pall for its benefit shall be borne by Pall. The first $150,000 of fees and expenses of counsel, accountants and other advisors retained by and representing the Company and/or the Company Insiders and other holders of Company Shares, filing fees with respect to filings required to be made by the Company (including its HSR filing) and/or the Company Insiders and other holders of Company Shares, and other Costs and Expenses incurred by the Company and/or the Company Insiders and other holders of Company Shares, for its or their benefit shall be paid by the Surviving Corporation and all of such Costs and Expenses in excess of $150,000 shall be borne and paid by the Company Insiders.

                    8.3 Amendments. This Agreement may be amended with the approval of Pall and the Company at any time before or after approval thereof by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which reduces the amount or changes the form of the consideration distributable to the stockholders of the Company without the further approval of the stockholders of the Company. This Agree-ment may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                    8.4 Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties.

                    8.5 Reliance by Counsel. In rendering any opinion referred to herein, counsel may rely, as to any factual matters involved in their opinion, on certificates of public officials and of corporate officers, opinions of corporate general counsel, and such other evidence as such counsel may reasonably deem appropriate and, as to matters governed by the laws of jurisdic-tions other than the United States or the State in which such counsel is licensed, an opinion of local counsel in such jurisd-ictions, which counsel shall be satisfactory to the other parties in the exercise of their reasonable judgment, provided, however, that instead of relying upon such an opinion of local counsel,







          counsel for Pall and Acquisition may, for the purposes of rendering the opinion contemplated by Section 6.3(b) hereof, assume that the laws of the Commonwealth of Massachusetts are the same as the laws of the State of New York and that the transactions contemplated hereby are to be fully performed in the State of New York.

                    8.6 Notices. Any notice to a party hereto pursuant to this Agreement shall be in writing, shall be deemed given when received, and shall be delivered personally or sent by certified or registered mail or by telecopier addressed as follows:

                    To Pall or Acquisition:

                         Pall Corporation
                         2200 Northern Boulevard
                         East Hills, New York  11548
                         Attention:  Peter Schwartzman, Secretary
                         Telecopier No.: 516-484-3529

                    with a copy to:

                         Carter, Ledyard & Milburn
                         2 Wall Street
                         New York, New York  10005
                         Attention:  Heywood Shelley, Esq.
                         Telecopier No.: 212-732-3232

                    To the Company or the Company Insiders or Company stockholders:

                         Filtron Technology Corporation
                         50 Bearfoot Road
                         Northborough, Massachusetts  01532
                         Attention:  Martin H. Hirsch, President
                         Telecopier No.: 508-393-1874

                    with a copy to:

                         Choate, Hall & Stewart
                         Exchange Place
                         53 State Street
                         Boston, Massachusetts  02109
                         Attention:  Cameron Read, Esq.
                         Telecopier No.: 617-248-4000

                    8.7 Entire Agreement; Law Governing. This Agreement together with all other agreements contemplated hereby (a) con-stitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Letter of Intent, (b) may be executed in several counterparts, each of which will be deemed an original and all of








          which  shall  constitute one  and  the same  instrument,  and (c)
          except as otherwise stated in any other agreement, shall be governed in all respects, including validity, interpretation and effect, by the substantive laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

                    8.8 Publicity and Disclosures. Except as may be required by law (including, without limitation, Federal or state securities laws or regulations thereunder) or by stock exchange rules or agreements, no press releases or public disclosures of the transactions contemplated by this Agreement, either oral or written, shall be made without the prior written consent of Pall and the Company, provided, however, that no such consent shall be unreasonably withheld or delayed. Each party shall give the other parties hereto prior written notice of the substance of any proposed press release as far in advance as is practicable before the proposed date of such release.









































                    8.9  Headings.     The  headings  and captions  of  the
          sections and subsections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

                    8.10 Survival. Each and every representation, warranty, covenant and agreement contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall survive the Closing and shall not be affected by any investigation made by any party, provided, however, that the representations and warranties of the parties contained in Articles IV and V hereof shall only survive until the second anniversary of the Closing Date (or, with respect to representations and warranties related to Taxes contained in Sections 4.1(h) and 4.3(i) hereof, shall survive until the expiration of the applicable statute of limitations) and no claim may be made by any party with respect to a breach of such representations and warranties unless written notice thereof is given to the breaching party or parties on or prior to such second anniversary or the expiration of such statute of limitations in accordance with Section 5.2(e) of this Agreement.

                    8.11  Actions  by  Company   Insiders.     The  Company
          Insiders shall act by a majority in interest (measured by reference to the number of Company Shares held on the Closing
          Date) of the Company Insiders with respect to any provision of this Agreement which provides for action to be taken by, or a waiver, consent or notice to be given by, the Company Insiders.

                                      * * * * *

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                   PALL CORPORATION


                                   By:____________________________________

                                      Name:
                                      Title:


                                   PALL ACQUISITION CORPORATION


                                   By:____________________________________
                                      Name:  Eric Krasnoff
                                      Title: Chairman



                                   By:____________________________________
                                      Name:  Jeremy Hayward-Surry
                                      Title: President









                                   FILTRON TECHNOLOGY CORPORATION


                                   By:____________________________________
                                       Name:  Martin H. Hirsch
                                       Title: President


                                   By:____________________________________
                                      Name:  Denis R. Friedman
                                      Title: Treasurer


                                   _______________________________________
                                        Martin H. Hirsch


                                   _______________________________________
                                        Denis R. Friedman


                                   _______________________________________
                                        Richard C. Goulston


                                   _______________________________________
                                        John J. Rozembersky


                                   _______________________________________
                                        Nicholas J. Mozzicato


                                   _______________________________________
                                        Attila E. Herczeg


























                                      EXHIBIT A

                               LIST OF COMPANY INSIDERS


                                   Martin H. Hirsch
                                   Denis R. Friedman
                                   Richard C. Goulston
                                   John J. Rozembersky
                                   Nicholas J. Mozzicato
                                   Attila E. Herczeg

                                      EXHIBIT B
                            OPTION SURRENDER COMPENSATION

                                                             Cash
          Optionholders                                  Consideration

          Al Stone.......................................   $  8,766
          Alex Innamorati................................      8,712
          Altina Moura...................................      6,879
          Barry Breslau..................................     28,982
          Barry Whitney..................................     53,149
          Brian Walsh....................................     13,061
          Cheryl Bibeau..................................      5,830
          Cheryl Berry...................................      6,830
          Diana Ricker..................................      20,874
          Elaine Russell.................................     38,890
          Hollie Whiteaker...............................     17,886
          Joe Small......................................     21,768
          Judy Forsberg..................................      6,795
          Judy Thompson..................................     22,902
          Mary Ryan......................................      5,830
          Polly Stucke...................................      9,578
          Ron Cavanaugh..................................      6,906
          Sara Smith O'Loughin...........................     15,473
          Tom Heighton...................................     19,592
          Sandy Grant....................................      4,395
          George Orne....................................      4,395
          Cindy Morgan...................................      5,860
          Hollie Brochu..................................      5,860
          Yvonne Wheeler.................................      5,860
          Christian Rocton (France)......................     46,142
          Frank Glabiszewski (Germany)...................     28,983
          Herman Wegstein (Germany)......................      2,487
          Uli Marx (Germany).............................     22,481
          Ursula Himmelsbach (Germany)...................      2,583
          John Van Der Veeken (Netherlands)..............     24,200
          Guy Latour (France)............................     31,408
          Burnt Euler (Germany)..........................      1,260

          Total..........................................   $504,617

                                      EXHIBIT C

                               NONCOMPETITION AGREEMENT

                    This Agreement is made this ___ day of _________, 1995 between PALL CORPORATION, a New York corporation ("Pall"), and ___________ (the "Covenantor").

                    WHEREAS, pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated as of December __, 1994 among Pall, Pall Acquisition Corporation, a Massachusetts corporation ("Acquisition") which is a wholly-owned subsidiary of Pall, Filtron Technology Corporation, a Massachusetts corporation ("Filtron"), Martin H. Hirsch, Denis R. Friedman, Richard C. Goulston, John J. Rozembersky, Nicholas J. Mozzicato and Attila
          E. Herczeg, Filtron and Acquisition will merge, with Filtron being the surviving corporation (Filtron as the surviving corporation of such merger is hereinafter sometimes referred to as the "Surviving Corporation");

                    WHEREAS,  the  Covenantor   is  a  shareholder   and/or
          employee of Filtron; and

                    WHEREAS, the execution and delivery of this Agreement is a condition to the closing under the Merger Agreement and this Agreement is an inducement to the willingness of Pall and Acquisition to consummate such closing.

                    NOW, THEREFORE, the parties agree as follows:

                    1.  Definitions.    Terms not otherwise  defined herein
          shall  have the  meanings ascribed  to such  terms in  the Merger
          Agreement.

                    2.  Noncompetition  Covenant.     The   parties  hereto
          recognize that the value of the Surviving Corporation to Pall would be diminished if the Covenantor were to engage in the business of providing products or services for sale to third parties of the types manufactured, provided or sold by Pall or its subsidiaries and affiliates, including the Surviving Corporation and its subsidiaries (the "Pall Group"). The Covenantor covenants and agrees that, until the date two years after the end of the "Term of Employment" under and as defined in the Employment Agreement of even date herewith between the Covenantor and the Surviving Corporation, except as an employee of the Pall Group, the Covenantor will not, anywhere in the United States or any foreign country where the Pall Group conducts business or sells products or services at the time in question, engage, directly or indirectly, either as stockholder, partner, officer, director, employee, consultant, agent or otherwise, in any business which is in any manner engaged in the manufacture, sale, licensing or distribution of products or services of the types manufactured, provided or sold by any member of the Pall Group provided, however, that nothing in this Agreement shall prohibit Covenantor's ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter-market provided that such securities either (a) were acquired by Covenantor prior to October 26, 1994 or (b) if acquired after said date, were acquired by purchase in the public market at the market price at the time of such purchase. For the purposes of this Agreement, "affiliate" shall mean any person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Pall.

                    3.  Obligations  Unconditional.     The agreements  and
          obligations of the Covenantor under this Agreement are unconditional and shall remain binding agreements and obligations of the Covenantor in accordance with their terms notwithstanding the termination of the Covenantor's employment with the Surviving Corporation or the Pall Group and notwithstanding any breaches by any party under, or any termination of or disputes in respect of, any other agreements among or between any of the parties hereto; provided, however, that if the Covenantor's employment with the Surviving Corporation or the Pall Group is terminated by the
          Surviving Corporation or the Pall Group and such termination constitutes a breach by the Surviving Corporation or the Pall Group of their obligations under the Covenantor's employment agreement, then the Covenantor's continuing obligations under the provisions of Section 2 of this Agreement shall cease upon the date of such termination, provided, that the Covenantor's liabilities for any breach by the Covenantor prior to the date of such termination shall not be affected thereby.

                    4.  Consideration.       The   consideration  for   the
          covenants and agreements of the Covenantor contained in this Agreement shall be as set forth in the "WHEREAS" clauses hereof. [In the contracts with Messrs. Herczeg and Mozzicato, delete the preceding sentence and substitute the following: In consideration of the covenants and agreements of the Covenantor contained in this Agreement, Pall will pay the Covenantor or his legal representatives $_________ payable in four equal installments of $________ each, to be paid on the date hereof and on each of the first, second and third anniversaries of the date hereof].

                    5. Construction. While the parties hereto believe that the terms hereof are fair, reasonable and enforceable in all respects, it is agreed that any provision of this Agreement which is held to be prohibited, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity or unenforceability without invalidating the remaining provisions hereof; that any







          such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; and that any prohibited, invalid or unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

                    6. (a) Specific Performance; Legal Fees. In the event of a breach or threatened breach by the Covenantor of his obligations under Section 2 hereof, the Covenantor acknowledges that Pall and the Surviving Corporation may not have an adequate remedy at law for money damages. Accordingly, in the event of such a breach or threatened breach, Pall and the Surviving Corporation or either of them will be entitled to such equitable and injunctive relief as may be available to restrain the Covenantor from violation of the provisions hereof as well as to any other remedy to which they may be entitled, at law or in equity.

                    (b) In the event of any litigation between Covenantor, on the one hand, and Pall and/or any other member of the Pall Group, on the other, arising out of this Agreement, the party which does not prevail in such litigation shall pay the reasonable legal fees of the other party.

                    7. Notices. Any notice to a party hereto pursuant to this Agreement shall be in writing, shall be deemed given when received, and shall be delivered personally or sent by certified or registered mail or by telecopier addressed as follows (or to such other address as any party shall designate by written notice to the other parties):

                    If to Pall or the Surviving Corporation to:

                         Pall Corporation
                         2220 Northern Boulevard
                         East Hills, New York  11548
                         Attention:  Peter Schwartzman
                                     Secretary
                         Telecopier No.:  516-484-3529

                    with a copy to:

                         Carter, Ledyard & Milburn
                         2 Wall Street
                         New York, New York 10005
                         Attention:  Heywood Shelley, Esq.
                         Telecopier No.:  212-732-3232










                    If to the Covenantor to the last address for such Covenantor reflected in the Pall Group's employment records.

                    8.  Amendments.     This Agreement  may not  be amended
          except by an instrument in writing signed on behalf of each of the parties hereto.

                    9. Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns, provided, however, that this Agreement may not be assigned by either party without the prior written consent of the other party and any purported assignment without such consent shall be null and void, except as follows: (a) at any time or from time to time Pall's rights under this Agreement may be assigned, subject to Pall's obligations and liabilities, to any member of the Pall Group provided that the assignee shall assume the Company's obligations and liabilities under this Agreement and Pall shall guarantee performance by the assignee and (b) in the event that Pall, or any entity resulting from any merger or consolidation referred to in this paragraph or which shall be a purchaser or transferree so referred to, shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of Pall or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred.

                    10.  Third   Party  Beneficiary.      Except   for  the
          Surviving Corporation and other members of the Pall Group, there are no intended third party beneficiaries of this Agreement.

                    11.  Entire  Agreement; Governing Law.   This Agreement
          (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the substantive laws of the State of New York without regard to the conflict of laws principles thereof.

                    12. Headings. The headings and captions in this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.










                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                             PALL CORPORATION


                                             By:____________________________
                                                Name
                                                Title:



                                             _______________________________
                                                       Covenantor












































                                      EXHIBIT D


                                  IRREVOCABLE PROXY



                    THIS IRREVOCABLE  PROXY (this "Agreement") is  dated as
          of the _____ day of December, 1994 by and between PALL ACQUISITION CORPORATION, a Massachusetts corporation ("Acquisition"), and ______________ (the "Stockholder").

                    WHEREAS, Filtron Technology Corporation, a Massachusetts corporation ("Filtron"), Pall Corporation, a New York corporation ("Pall"), Acquisition, Martin H. Hirsch, Denis
          R. Friedman,  Richard C. Goulston, John  J. Rozembersky, Nicholas
          J. Mozzicato and Attila E. Herczeg propose on the date hereof to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquisition will be merged with and into Filtron on the terms and subject to the conditions contained in the Merger Agreement; and

                    WHEREAS, a final execution version of the Merger Agree-ment has been delivered to the Stockholder and has been reviewed by the Stockholder (it being understood that for purposes hereof the term "Merger Agreement" shall mean such version of the Merger Agreement with only such changes or amendments as the Stockholder shall approve in writing); and

                    WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Acquisition has requested that the Stockholder and other stockholders of Filtron grant to Acquisition irrevocable proxies with respect to all of the shares of Common Stock of Filtron owned by such stockholders; and

                    WHEREAS, in order to induce Acquisition and Pall to enter into the Merger Agreement, the execution and delivery of which will inure to the direct and material benefit of the Stockholder, the Stockholder has agreed to execute and deliver this Agreement in favor of Acquisition.

                    NOW, THEREFORE, in consideration of the execution and delivery of the Merger Agreement by Acquisition and Pall and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                    1.  Grant  of  Irrevocable  Proxy.    The  Stockholder
          hereby irrevocably appoints and constitutes Acquisition or any designee of Acquisition, with full power of substitution, the lawful agent, attorney and proxy of the Stockholder during the term of this Agreement to vote in its sole discretion all of the shares of Common Stock of Filtron ("Common Stock") of which the Stockholder is the owner of record (the "Shares") (inc-

          luding  any  and all   Common  Stock acquired by  the Stockholder

          after  the  date  hereof)    in  the  following  manner  for  the

          following purposes: (i) to call one or more meetings of the stockholders of Filtron in accordance with the By-Laws of Filtron and applicable law for the purpose of consid-ering the transactions contemplated by the Merger Agreement such that the stockholders shall have the full opportunity to approve the Merger Agreement and any and all amendments, modifications and waivers thereof and the transactions contemplated thereby; (ii) in favor of the Merger Agreement or any of the transactions contemplated by the Merger Agreement at any stockholders meetings of Filtron held to consider the Merger Agreement (whether annual or special and whether or not an adjourned meeting); (iii) to approve, pursuant to Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code") (which requires for such approval a favorable vote of more than three-fourths (75%) of the shares of Filtron common stock held by all Filtron stockholders other than Messrs. Attila
          E. Herczeg and Nicholas J. Mozzicato), the payment to Mr. Herczeg of $1,248,749 and to Mr. Mozzicato of $1,022,055 (such amounts to be paid in four equal installments payable on the Closing Date of the Merger Agreement and on the first, second and third anniversaries of such Closing Date) pursuant to certain non-com-petition agreements to be entered into between Messrs. Herczeg and Mozzicato and Pall upon the closing of the Merger Agreement so as to prevent any part of such payments from possible treatment as "Parachute Payments" as defined by Section 280G of the Code; (iv) against any other proposal for any recapitalization, merger, sale of assets or other business combination between Filtron and any other person or entity other than Acquisition or the taking of any action which would result in any of the conditions to Acquisition's obligations under the Merger Agreement not being fulfilled; and (v) as otherwise necessary or appropriate to enable Acquisition to consummate the transactions contemplated by the Merger Agreement and, in con-nection with such purposes, to otherwise act with respect to the Shares which the Stockholder is entitled to vote. THIS IRREVOCABLE PROXY HAS BEEN GIVEN IN CONSIDERATION OF THE UNDERTAKINGS OF ACQUISITION AND PALL IN THE MERGER AGREEMENT AND SHALL BE IRREVOCABLE AND COUPLED WITH AN INTEREST UNTIL THE TERMINATION DATE AS DEFINED IN SECTION 2 HEREOF. This Agreement shall revoke all other proxies granted by the Stockholder with respect to the Shares.

                    2. Termination Date. This Irrevocable Proxy shall expire on the earlier to occur of the Closing under the Merger Agreement or the termination of the Merger Agreement pursuant to its terms.

                    3. Representation and Warranty by the Stockholder. The Stockholder represents and warrants to Acquisition that the Stockholder is on the date hereof the owner of record of _______







          shares of Common Stock of Filtron and has authority to vote such shares.

                    4.   Covenant  of the  Stockholder.    The  Stockholder
          covenants and agrees with Acquisition that he will continue to hold, and will not sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Shares until the date of termination of this Agreement pursuant to Section 2 hereof.

                    5. Specific Performance. The parties hereto agree that the Shares are unique and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Acquisition and Pall in the event that this Agreement is breached. Therefore, the Stockholder agrees that in addition to and not in lieu of any other remedies available to Acquisition at law or in equity, Acquisition may obtain specific performance of this Agreement.

                    6. Assignment. This Agreement shall not be assigned by Acquisition to any person other than Pall or any affiliate of Pall.

                    7. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both parties hereto.

                    8. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

                    9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns.

                    10.  Headings.   The Section  headings  herein are  for
          convenience  of   reference  only   and  shall  not   affect  the
          construction hereof.

                    11. Counterparts. This Agreement may be executed in several counterparts, and on separate counterparts by each party hereto, each of which shall be an original, but all of which together shall constitute one and the same Agreement.













                    IN WITNESS WHEREOF, Acquisition and the Stockholder have duly executed this Agreement as of the date and year first above written.

                                             PALL ACQUISITION CORPORATION


                                             By:___________________________
                                                Name:  Eric Krasnoff
                                                Title: Chairman


                                             By:___________________________
                                                Name:  Jeremy Hayward-Surry
                                                Title: President


                                             ______________________________









































                                      EXHIBIT E


                                 EMPLOYMENT AGREEMENT


                    AGREEMENT  made as of _____________, 199_ (the "Date of
          this   Agreement")   between    PALL   FILTRON   CORPORATION,   a
          Massachusetts corporation (the "Company") and
                                ("Executive").

                                       Recitals

                    Executive has been a key employee of Filtron Technology Corporation, a Massachusetts corporation ("Filtron"), and the stockholders of Filtron have voted to approve the acquisition of all of the capital stock of Filtron by Pall Corporation, a New York corporation ("Pall") by a merger of Filtron with Pall Acquisition Corporation, a Massachusetts corporation ("Acquisition") which is a wholly-owned subsidiary of Pall, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December __, 1994 among Pall, Acquisition, Filtron and certain stockholders and employees of Filtron. A condition of the closing under the Merger Agreement is that Executive enter into this employment agreement with the Company and this employment agreement is an inducement to Pall's and Acquisition's willingness to consummate such closing.

                    In consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

                    Section 1.  Employment and Term

                    The Company hereby employs Executive, and Executive hereby agrees to serve, as an executive employee of the Company with the duties set forth in Section 2, for a term (hereinafter called  the "Term of Employment")  beginning on  the Date of this

          Agreement (the "Term   Commencement  Date") and  ending,   unless

          sooner terminated under Section 4, on the day preceding the third anniversary of the Term Commencement Date.

                    Section 2.  Duties

                    (a)  Executive  agrees   that   during   the   Term  of
          Employment he will hold such offices or positions with the Company, and perform such duties and assignments relating to the business of the Company, as the Company shall direct except that Executive shall not be required to hold any office or position or to perform any duties or assignment inconsistent with his experience and qualifications. Executive shall not be required to relocate his principal office to any location which is more than 35 miles away from the present principal office of the Company in Northborough, Massachusetts without his prior written consent.

                    (b) If the Company so directs, Executive shall serve as an officer of one or more subsidiaries or affiliates of the Company (provided that the duties of such office are not inconsistent with Executive's experience and qualifications and subject to the last sentence of Section 2(a) hereof) and part or all of the compensation to which Executive is entitled hereunder may be paid by any such subsidiary or affiliate. However, such employment and/or payment of compensation to Executive by a subsidiary or affiliate shall not relieve the Company from any of its obligations under this Agreement except to the extent of payments actually made to Executive by a subsidiary or affiliate.

                    (c) During the Term of Employment Executive shall, except during customary vacation periods and periods of illness, devote substantially all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company and its subsidiaries and affiliates and to promoting the best interests of the Company and its subsidiaries and affiliates and he shall not, either during or outside of normal business hours, engage in any activity inimical to the best interests of the Company or any other member of the Pall Group (as defined in Section 7 hereof).

                    Section 3.  Compensation During Term of Employment

                    (a) Salary. With respect to the period beginning on the Term Commencement Date and ending at the end of the Term of Employment, the Company shall pay to Executive compensation at the rate of not less than $__________ per annum ("Salary"). The Salary shall be paid in such periodic installments as the Company may determine but not less often than monthly.

                    (b) Fringe Benefits. Executive shall be entitled to participate in all employee benefit arrangements that are made available to all non-union U.S.-based employees of the Company such as the Company's medical plan, the Pall Corporation Profit-Sharing Plan and the Pall Corporation Pension Plan.

                    (c) Vacations. Executive shall be entitled each year to a vacation or vacations in accordance with the policies of the Company as determined by the Company from time to time. In determining the amount of vacation to which Executive is entitled in accordance with such Company policy, the time during which Executive was employed by Filtron prior to the date hereof shall be deemed part of his employment by the Company. The Company shall not pay Executive any additional compensation for any vacation time not used by Executive.















                    Section 4.   Termination  by  Reason  of  Disability or

          Death

                    If, during the Term of Employment, Executive, by reason of physical or mental disability, is incapable of performing his principal duties hereunder for an aggregate of 130 working days out of any period of twelve consecutive months, the Company at its option may terminate the Term of Employment effective immediately by notice to Executive given within 90 days after the end of such twelve-month period. If Executive shall die during the Term of Employment or if the Company terminates the Term of Employment pursuant to the immediately preceding sentence by reason  of  Executive's  disability,  the Company  shall  pay  to
          Executive, or to Executive's legal representatives, or in accordance with a direction given by Executive to the Company in writing, Executive's Salary to the end of the month in which such death or termination for disability occurs.

                    Section 5.  Company's Right to Injunctive Relief

                    Executive acknowledges that his services to the Company are of a unique character, which gives them a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that similarly an action for damages alone may not be an adequate remedy for a breach of certain other provisions hereof, particularly Sections

          7 and 8. Accordingly, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by Executive.

                    Section 6.  Noncompetition

                    Simultaneously with the making of this Agreement and in connection with the Merger, Executive and Pall are entering into a Noncompetition Agreement of even date herewith, pursuant to the Merger Agreement. Said Noncompetition Agreement imposes certain limitations on Executive's right to compete with the business of the Company or other members of the Pall Group, [in consideration of a cash payment or payments by Pall to Executive in the amount and at the time or times set forth therein.]* Reference is made to said Noncompetition Agreement for information as to such limitations.

                    Section 7.  Confidential Information

                    (a) As used herein: (i) "Pall Group" means Pall and its subsidiaries (including the Company) and affiliates collectively.


          ___________________
               * Bracketed clause to be included only in agreements with Messrs. Herczeg and Mozzicato.







          (ii) "Confidential Information" means information, whether or not in written form, which (i) is not generally made available by the Pall Group to the public and (ii) relates to the Pall Group's products, processes or business, including but not limited to information relating to the Pall Group's research and development, manufacturing, purchasing, engineering or marketing or to the Pall Group's suppliers or its distributors or other customers. Examples of Confidential Information are: business, manufacturing and research methods and projects, techniques, apparatus, equipment and systems, materials and products, product design and specifications, manufacturing procedures and tolerances, research tools, test procedures, prices and pricing formulae and cost information, customer's special material and product specifications and requirements, suppliers, sales records, sample records, salesmen's reports, customer contact reports, and customer records, information, know-how, notebooks, reports, memoranda, data, designs, drawings and blueprints.

                    (b) Except as may be necessary in the course of his duties as an employee of the Company, Executive shall not, either during his employment with the Company or thereafter, use or disclose Confidential Information without the prior written consent of the Company.

                    (c) Except as may be necessary in the course of his duties as an employee of the Company, Executive shall not, without the prior written consent of the Company, remove from the premises of any member of the Pall Group any printed, written, recorded or graphic material, or any reproduction thereof, constituting, containing or reflecting Confidential Information, and at the time that Executive ceases to be an employee of the Company he shall turn over to the Company all such material and reproductions in his possession or under his custody or control.

                    Section 8.  Ownership of Inventions

                    (a) As used in this Section 8: (i) "Filtron" means and includes both the Company and Filtron Technology Corporation, a Massachusetts corporation to which the Company is successor by merger. (ii) "Competing Product" means any product or process in existence or under development which is the same as or similar to or competes with any product or process (x) which the Company or any other member of the Pall Group manufactures, sells or licenses, or (y) to which the Company or any other member of the Pall Group has devoted a significant research or development effort and plans to manufacture, sell or license. (iii) "Invention" means any invention, discovery, improvement, modification, or refinement made or conceived by Executive, alone or jointly with others (whether made within or outside his usual working hours and whether made on or off Filtron's premises). The term "Covered Invention" means any









          invention made or conceived during the period of Executive's employment with Filtron or within one year thereafter if either
          (I) such invention relates in any way to the products, processes or business of the Pall Group or to any Competing Product, or
          (II) in connection with such Invention Executive used any equipment, supplies, facilities or Confidential Information or worked on such Invention during his regular working hours while employed by Filtron. (If Executive claims that an Invention is not a Covered Invention because not falling within clause "(II)" of the preceding sentence, Executive shall have the burden of proving that he did not use any equipment, supplies, facilities or Confidential Information in connection with such Invention and that he did not work on such Invention during his regular working hours while employed by Filtron.)

                    (b) All Covered Inventions shall be the property of Pall. Executive shall promptly, without request, disclose to the Company all Inventions. If (i) such Invention is not a Covered Invention or (ii) Pall in its sole discretion determines that the Pall Group has no interest in any such Invention and Executive is so advised in writing by an officer of Pall, then the rights in and to such Invention shall belong or revert to Executive.

                    (c) For purposes of this Agreement, any Invention which during Executive's employment with Filtron or within one year thereafter Executive discloses to anyone or reduces to writing or which is the subject of a patent application by Executive or any assignee of Executive shall be conclusively presumed to have been made or conceived by Executive during his employment with Filtron or within one year thereafter unless at or before the delivery of this Agreement such Invention is disclosed to Pall and is identified in an exhibit attached to this Agreement. (The fact that an Invention does not fall within the conclusive presumption created by the preceding sentence shall not be deemed to preclude the Company from establishing by other evidence that such Invention is a Covered Invention as hereinabove defined).

                    (d) Upon request by Pall, either during or following Executive's employment by the Company, Executive or his legal representatives shall apply for a patent or patents on all Covered Inventions in the United States and in foreign countries, and shall execute and deliver all papers necessary to obtain such patent or patents, together with assignments to Pall (or such of its subsidiaries or affiliates as it may designate) of all Executive's right, title and interest in and to such Inventions, patent applications and patents, without further compensation to Executive. Such patent applications shall be filed at the expense of and under the exclusive control of Pall (or such of its subsidiaries or affiliates as it may designate). Executive shall perform all other proper acts, without further compensation but at








          the expense of the Company, which Pall may consider necessary or desirable to secure to Pall (or such of its subsidiaries or affiliates as it may designate) the fullest rights to such Inventions and to patents covering them.

                    Section 9.  Mergers and Consolidations; Assignability

                    In the event that the Company, or any entity resulting from any merger or consolidation referred to in this Section 9 or which shall be a purchaser or transferee so referred to, shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of the Company or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. In addition, at any time or from time to time the Company's rights under this Agreement may be assigned, subject to the Company's obligations and liabilities, to any member of the Pall Group provided that the assignee shall assume this Agreement and, if the assignee is not Pall, that Pall shall guarantee performance by the assignee. Except as provided in the two preceding sentences of this Seciton 9, this Agreement shall not be assignable by the Company or by any entity referred to in ei-ther of such two preceding sentences. This Agreement shall not be assignable by Executive, but in the event of his death it shall be binding upon and inure to the benefit of his legal representatives to the extent required to effectuate the terms hereof.

                    Section 10.  Captions

                    The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any caption is inconsistent with any provisions of this Agreement, said provisions shall govern.

                    Section 11.  Choice of Law

                    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                    Section 12.  Entire Contract

                    This instrument contains the entire agreement of the parties on the subject matter hereof; it may not be changed orally, but only by an agreement in writing signed by the party against









          whom enforcement of any waiver, change, modification, extension or discharge is sought.

                    Section 13.  Notices

                    All notices given hereunder shall be in writing and shall be sent by telecopier or by registered or certified mail or delivered by hand, and, if intended for the Company, shall be addressed to it (if sent by telecopier or mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary of the Company, or at such other address and for the attention of such other person of which the Company shall have given notice to Executive in the manner herein provided, and, if intended for Executive, shall be delivered to him personally or shall be addressed to him (if sent by mail) at his most recent residence address shown in the Company's employment records or at such other address or to such designee of which Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date of mailing or telecopier transmission thereof or, if delivered personally, on the date so delivered.

                    Section 14.   Termination   of   Any  Prior  Employment
          Agreement

                    Any Employment Agreement in effect between Filtron and Executive on the date hereof is hereby terminated by mutual consent effective on said date and is superseded and replaced by this Agreement.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        PALL FILTRON CORPORATION


                                        By_________________________________
                                          Name:
                                          Title:


                                        ___________________________________
                                                     Executive

















                                      EXHIBIT F


                                STOCK PLEDGE AGREEMENT


                    THIS STOCK PLEDGE AGREEMENT (this "Agreement") dated as of _____________, 1994, by and among MARTIN H. HIRSCH, DENIS R. FRIEDMAN, RICHARD C. GOULSTON and JOHN J. ROZEMBERSKY, having addresses c/o Filtron Technology Corporation, 50 Bearfoot Road, Northborough, Massachusetts 01532 (each, individually, a "Pledgor" and collectively, "Pledgors") and PALL CORPORATION, a New York corporation having an office at 2200 Northern Boulevard, East Hills, New York 11548 ("Pall" or "Pledgee").

                                  W I T N E S E T H:

                    WHEREAS, pursuant to an Agreement and Plan of Merger among Pledgors, Pledgee, Pall Acquisition Corporation, a Massachusetts corporation ("Acquisition"), Filtron Technology Corporation, a Massachusetts corporation ("Filtron"), and certain stockholders and employees of Filtron, dated as of December __, 1994 (hereinafter, as the same may from time to time be amended or modified, the "Merger Agreement"), Pledgors have agreed to in-demnify Pledgee and Acquisition with respect to certain matters pursuant to Section 5.2(e) of the Merger Agreement; and

                    WHEREAS Pledgors, in order to induce Pledgee to enter into the Merger Agreement, agreed pursuant to Section 5.2(f) of the Merger Agreement to pledge and grant a lien and security interest to Pledgee in the shares of Pall Stock owned by and registered in the name of Pledgors as indicated on Schedule A (such stock with all additions thereto and changes therein being hereinafter referred to as the "Pledged Stock").

                    NOW,  THEREFORE,  as  an   inducement  to  Pledgee  and
          Acquisition to close the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgors and Pledgee hereby agree as follows:

                    1. Definitions and Construction of Terms. Unless the context otherwise requires, all capitalized terms used herein but not expressly defined herein shall have the meanings, if any, given to them in the Merger Agreement.

                    2.  Pledge of the Pledged Stock; Power of Attorney.

                    (a) As security for the performance by Pledgors of their covenants and obligations to Pall and Acquisition under
          Section 5.2(e) of the Merger Agreement (the "Indemnification Provisions"), Pledgors hereby pledge with Pledgee and grant to Pledgee a lien on and security interest in all of the shares of

          Pledged Stock, which shares Pledgors represent and warrant are owned by Pledgors free and clear of any lien or encumbrance, and any other right or interest of any other person, of any kind whatsoever. Pledgors have delivered to Pledgee stock certifi-cates for all of the Pledged Stock, each accompanied by an undated stock power signed in blank by each Pledgor.

                    (b) Pledgee shall have no obligation with respect to the Pledged Stock or any other property held or received by it hereunder except to use reasonable care in the custody and pre-servation thereof to the extent required by law.

                    (c) Pledgee shall hold the Pledged Stock in the form in which it is delivered to Pledgee unless and until the occurrence of an Event of Default hereunder, in which event and so long as such Event of Default continues, each Pledgor hereby constitutes and irrevocably appoints Pledgee (and any officer of or agent of Pledgee, with full power of substitution and revo-cation) as such Pledgor's true and lawful attorney-in-fact, in Pledgee's stead and in its name or in Pledgor's name, in Pledgee's discretion, to transfer the Pledged Stock on the books of Pall, in whole or in part, to the name of Pledgee or such other person or persons as Pledgee may designate and to take all such other and further actions as Pledgors could have taken with respect to the Pledged Stock which Pledgee in its absolute discretion determines to be necessary or appropriate to accom-plish the purposes of this Agreement.

                    (d) The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect Pledgee's interests in the Pledged Stock and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney shall be irrevocable prior to the termination of this Agreement as contemplated by Section 14 hereof and shall not be terminated prior thereto or affected by any act of Pledgors or by operation of law, including, but not limited to, the dissolution, death, disability or incompetency of any person, the termination of any trust, or the occurrence of any other event, and if Pledgors should die or become disabled or incompetent or any other event should occur before the termination of this Agreement such attorney-in-fact shall nevertheless be fully authorized to act under such powers of attorney as if such dissolution, death, disability or incompetency or other event had not occurred and regardless of notice thereof.

                    (e) Each person who shall be a transferee of the beneficial ownership of the Pledged Stock (such transfer being prohibited pursuant to Section 5 unless Pledgee otherwise consents) by the acceptance of such a transfer shall be deemed to have irrevocably appointed the Pledgee, with full power of substitution and revocation, such person's true and lawful attorney-in-fact in such person's name and otherwise to do any







          and all acts permitted to, and to exercise any and all powers herein conferred upon, such attorney-in-fact.

                    (f) Pledgors hereby ratify all actions taken by or on behalf of the Pledgee pursuant to this power of attorney or otherwise as provided in this Agreement and neither Pledgee nor any of its officers or agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its or their capacity as such attorney-in-fact, other than, in the case of Pledgee or any of its officers, as a result of their gross negligence or willful misconduct. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated. The powers conferred upon Pledgee hereunder are solely to protect its interests and shall not impose any duty upon it to exercise any of such powers.

                    3. Rights of Pledgors. (a) During the term of this Agreement, and so long as no Event of Default hereunder has occurred and is continuing, Pledgors shall have the right to vote the Pledged Stock owned by them in all corporate matters.

                    (b) Upon the occurrence and during the continuance of an Event of Default, at the sole and absolute discretion of Pledgee and upon notice by the Pledgee to Pledgors, all rights of Pledgors to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 3(a) shall cease, except to the ex-tent otherwise agreed upon in writing from time to time and, to the extent indicated by Pledgee in the notice, such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.

                    4.  No  Restrictions  on Transfer.      Pledgors  each,
          jointly and severally, warrant and represent that there are no restrictions on the transfer of the Pledged Stock except such, if any, as appears on the face of the certificates or are imposed by operation of law or are contemplated by the Merger Agreement, that there are no options, warrants or rights pertaining thereto and that Pledgors have the right to transfer such stock pursuant to this Agreement free of any encumbrances and without the consent of their creditors or any other person, firm or corporation, or any governmental agency whatsoever and that the Pledged Stock is and will remain freely marketable. Pledgors each, jointly and severally, represent and warrant to Pledgee that Pledgee, upon exercise of its rights herewith, will at all times be free to sell the Pledged Stock either privately or to the public, subject to the requirements of United States and applicable state securities laws. Pledgors shall take all steps necessary to ensure that the Pledged Stock continues to be freely transferable as stated in the immediately preceding sentence.









                    5. Transfers or Liens. Pledgors agree not to sell, transfer or convey any interest in, or suffer or permit any lien, security interest or encumbrance to be created upon or with respect to, any of the Pledged Stock pledged hereunder during the term of this Agreement without the prior written consent of Pledgee, provided, however, that Pledgee hereby agrees that, so long as no Event of Default hereunder has occurred and is continuing and so long as Pledgee or the Surviving Corporation have not asserted any claim against Pledgors under the Indemnification Provisions which claim has not been satisfied by Pledgors or finally resolved in Pledgors' favor, Pledgors may sell such number of shares of the Pledged Stock at such times as are contemplated by Section 5.2(h) of the Merger Agreement (treating the Pledged Stock as being the last shares held by Pledgors which are available for sale under said Section of the Merger Agreement) and any shares so sold shall be released from the lien and security interest created by this Agreement. If no Event of Default hereunder shall have occurred and be continuing and if Pledgee and the Surviving Corporation have not asserted any claim against Pledgors under the Indemnification Provisions which claim has not been satisfied by Pledgors or finally resolved in Pledgors' favor, shares of the Pledged Stock shall be released from the lien and security interest created by this Agreement and certificates representing such shares shall be delivered to Pledgors at such times as such shares first become available for sale under the terms of Section 5.2(h) of the Merger Agreement (treating the Pledged Stock as being the last shares held by Pledgors which are available for sale under said Section of the Merger Agreement). If any such shares are not so released because Pall or the Surviving Corporation have asserted claims against Pledgors under the Indemnification Provisions, the number of shares of Pledged Stock retained which would otherwise be released as contemplated above shall not exceed such number as represents a Pall Stock Value (measured as of such date) sufficient in Pall's reasonable judgment to satisfy such claims and all other shares which are to be released as contemplated above shall be released.

                    6. Adjustments of Stock; Application of Dividends. In the event that during the term of this Agreement any stock divi-dend, reclassification, readjustment or other change is declared or made in the capital structure of Pall or if any other or addi-tional shares of stock of Pall are issued to Pledgors, all new, substituted and additional shares or other securities issued by reason of any such change or issuance shall immediately be deli-vered by Pledgors to Pledgee and shall be deemed to be part of "the Pledged Stock" under the terms of this Agreement in the same manner as the shares of stock originally pledged hereunder. All non-cash dividends or other property received by or payable to Pledgors by reason of such Pledgors' ownership of the Pledged Stock, including any additional shares of stock received by Pledgors as a result of their record ownership of the Pledged Stock but excluding ordinary cash dividends, shall immediately be







          delivered by Pledgors to Pledgee, to be held by Pledgee as additional collateral hereunder. So long as no Event of Default hereunder has occurred and is continuing, Pledgors will be entitled to receive and retain all ordinary cash dividends paid on the Pledged Stock. Upon the occurrence and during the continuance of an Event of Default, all ordinary cash dividends on the Pledged Stock shall immediately be delivered by Pledgors to Pledgee to be held by Pledgee as additional collateral hereunder.

                    7. Warrants and Options. In the event that during the term of this Agreement subscription warrants or other rights or options shall be issued or granted in connection with the Pledged Stock, all such stock warrants, rights and options shall forth-with be assigned by Pledgors to Pledgee and said stock warrants, rights and options shall be, and, if exercised by Pledgors, all new stock issued pursuant thereto shall be pledged by Pledgors to Pledgee to be held as, and shall be deemed to be part of, "the Pledged Stock" under the terms of this Agreement in the same manner as the shares of stock originally pledged hereunder.

                    8. Return of Pledged Stock Upon Termination. Subject to the provisions of Section 14 of this Agreement, upon the release, discharge or expiration of the term of the Indem-nification Provisions, Pledgee shall cause to be redelivered to Pledgors all of the Pledged Stock remaining in Pledgee's hands hereunder and any money, property and rights received by Pledgors pursuant hereto, to the extent Pledgee has not taken, sold or otherwise realized upon the same pursuant to its rights here-under.

                    9.  Events of Default; Remedies.  In the event that any
          "Event of Default" occurs, Pledgee shall have and at any time thereafter may exercise with respect to the Pledged Stock, the proceeds thereof, and any other property or money held by Pledgee hereunder, all rights and remedies available to it under the law, including but not limited to those given, allowed or permitted to a secured party by or under the New York Uniform Commercial Code, and all rights and remedies provided for herein. "Event of Default" shall mean any default by a Pledgor in the payment when due of any Losses payable by Pledgor to Pledgee or Acquisition under the Indemnification Provisions.

                    Without limiting the foregoing, in the event that Pledgee elects to sell the Pledged Stock, Pledgee shall have the power and right in connection with any such sale, exercisable at its option and in its absolute discretion, to sell, assign, and deliver the whole or any part of the Pledged Stock or any addi-tions thereto at private or public sale for cash, on credit or for future delivery and at such price as Pledgee deems to be satisfactory. In the event that federal or state securities laws restrict the methods of disposition of the Pledged Stock which are readily available to Pledgee, Pledgor agrees that Pledgee may







          from time to time attempt to sell the Pledged Stock by means of a private placement restricting the offering or sale to a limited number of prospective purchasers who meet suitability standards Pledgee deems appropriate and who agree that they are purchasing for investment and not with a view to distribution, and if Pledgee solicits offers from not less than two such prospective purchasers, Pledgee's acceptance of the highest offer obtained therefrom shall be deemed to be a commercially reasonable dis-position of the Pledged Stock.

                    Pledgee or its assigns may purchase all or any part of the Pledged Stock at any such sale, and any purchaser thereof shall thereafter hold the same absolutely free from any right or claim of any kind including any equity of redemption of Pledgors, which, together with all rights of redemption, stay or appraisal Pledgors have or may have under any rule or statute now existing or hereafter adopted, Pledgors hereby specifically and uncon-ditionally waive to the fullest extent permitted by law. Pledgee shall not be obligated to make any such sale pursuant to any such notice and may, without notice or publication, adjourn any public or private sale by announcement at the time and place fixed for the sale, and such sale may be held at any time or place to which the same may be adjourned. If any of the Pledged Stock is sold by Pledgee upon credit or for future delivery, Pledgee shall not be liable for the failure of the purchaser to pay for same and in such event, Pledgee may resell such Pledged Stock.

                    Without limiting the foregoing, Pledgors agree that in the event that any Event of Default has occurred and is continuing and in addition to the other remedies available hereunder, Pledgee in its discretion shall have the right to give Pledgors written notice to the effect that if such Event of Default is not cured on or prior to a payment date specified in such notice (the "Payment Date"), which date shall not be less than 14 days after the date such notice is given to Pledgors, Pledgee shall have the right to retain and cancel shares of Pledged Stock, crediting against the payment due from Pledgors the market value (as hereinafter defined) of such cancelled shares on the Payment Date and Pledgors shall remain liable for any balance due after such crediting. For such purposes, "market value" means the mean between the high and low sales prices of Pall Stock on the Payment Date as reported by and for the New York Stock Exchange Composite Transactions.

                    Any requirement of reasonable notice imposed by law shall be deemed met if such notice is in writing and is mailed, telegraphed or hand delivered to each Pledgor at its address set forth on page one hereof at least ten days prior to the sale, disposition or other event giving rise to such notice requirement.

                    10. Expenses of Pledgee. Pledgors agree to pay or to reimburse Pledgee for all expenses (including reasonable fees and







          disbursements of counsel and of any agent not regularly in its employ) which Pledgee may incur in connection with (i) the sale of, collection from or other realization upon, any of the Pledged Stock, (ii) the exercise by Pledgee of any of its rights or powers hereunder, including any actual or attempted sale, exchange or cancellation of the Pledged Stock, (iii) any failure by Pledgors to perform or observe the provisions hereof, (iv) any enforcement, collection, compromise or settlement respecting the Pledged Stock or any other property or money held hereunder, or
          (v) any other action taken by Pledgee hereunder whether directly or as attorney-in-fact pursuant to the power of attorney herein conferred, and all such expenses shall be deemed a part of the amount secured by this Agreement for all purposes of this Agreement and Pledgee may apply the Pledged Stock or any other property or money held hereunder to payment of or reimbursement of itself for such expenses.

                    11.  Waivers and Amendments.   The rights and  remedies
          given hereby are in addition to all others however arising, but it is not intended that any right or remedy be exercised in any jurisdiction in which such exercise be prohibited by law. No action, failure to act or knowledge of Pledgee shall be deemed to constitute a waiver of any power, right or remedy hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other power, right or remedy. Any right or power of Pledgee hereunder respecting the Pledged Stock and any other property or money held hereunder may at the option of Pledgee be exercised as to all or any part of the same and the term "the Pledged Stock" wherever used herein, unless the context clearly requires otherwise, shall be deemed to mean (and shall be read as) "the Pledged Stock and any other property or money held hereunder or any part thereof". This Agreement shall not be amended nor shall any right hereunder be deemed waived except by a written agreement expressly setting forth the amendment or waiver and signed by the party against whom or with which such amendment or waiver is sought to be charged.

                    12. Governing Law. This Agreement and the rights and obligations of Pledgor and Pledgee hereunder shall be governed by and construed in accordance with the laws of the State of New York.

                    13. Indemnity. Pledgors agree to indemnify Pledgee from and against any and all claims, losses and liabilities growing out of or resulting from any breach by Pledgors of this Agreement (including, without limitation, enforcement of this Agreement and any actions taken pursuant to Section 9 hereof or any failure to act hereunder), except only for claims, losses or liabilities resulting from Pledgee's gross negligence or willful misconduct.









                    14. Termination and Miscellaneous Provisions. This Agreement shall continue in full force and effect until the later to occur of (i) the date which is two years from the date hereof (the "Second Anniversary"), or (ii) such date as all claims which are made on or prior to the Second Anniversary by Pledgee or Acquisition against Pledgors under the Indemnification Provisions are finally satisfied, settled or resolved. During any period of time after the Second Anniversary and prior to the date all claims which are made on or prior to the Second Anniversary by Pledgee or Acquisition against Pledgors under the Indemnification Provisions are finally satisfied, settled or resolved, the amount of Pledged Stock remaining subject to this Agreement shall be limited to the amount necessary to satisfy the amount of the unsatisfied Losses claimed under the Indemnification Provisions (calculated by reference to the Pall Stock Value on the Second Anniversary) and all other Pledged Stock shall be released from this Agreement pursuant to Section 8 hereof. This Agreement shall be binding upon and shall inure to the benefit of Pledgors, Pledgee and their respective heirs, successors and permitted assigns. Pledgors agree that they shall not assign this Agreement except with the express written consent of Pledgee and any purported assignment without such consent shall be null and void. No failure or delay on the part of the Pledgee in exercising any right, power or privilege hereunder or under any other agreement or instrument in connection herewith or therewith shall operate as a waiver thereof or preclude any other or further exercise thereof or of any other right, power or privilege. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Section headings used herein are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    15. Notices. Any notice or demand or request hereunder shall be in writing and shall be deemed to have been received and shall be effective (a) on the day on which delivered if personally delivered or transmitted by telex, telecopier or telegram, or (b) three business days after the date on which the same is mailed if sent by certified or registered mail, and if mailed shall be addressed to the party to be notified at the address of such party specified at the commencement of this Agreement or to such other address as either party may hereafter designate for itself by written notice to the other party in the manner herein prescribed.

                    16.  WAIVER OF CONSEQUENTIAL DAMAGES.








                    NEITHER PLEDGEE NOR ANY  EMPLOYEE, AGENT OR ATTORNEY OF
          PLEDGEE SHALL BE LIABLE TO ANY PLEDGOR FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE PLEDGORS' LIABILITIES UNDER THE INDEMNIFICATION PROVISIONS OR OTHERWISE UNDER THIS AGREEMENT.

                    IN WITNESS WHEREOF, Pledgors and Pledgee have caused this Agreement to be duly executed as of the day and year first above written.

                                             PLEDGORS:


                                             ______________________________
                                             MARTIN H. HIRSCH


                                             ______________________________
                                             DENIS R. FRIEDMAN


                                             ______________________________
                                             RICHARD C. GOULSTON


                                             ______________________________
                                             JOHN J. ROZEMBERSKY


                                             PLEDGEE:

                                             PALL CORPORATION



                                             By:___________________________
























                                                                 Schedule A



                                    Pledged Stock


                   Name                                Number of
                of Pledgor                          Shares Pledged

               Martin H. Hirsch                     ______________

               Denis R. Friedman                    ______________

               Richard C. Goulston                  ______________

               John J. Rozembersky                  ______________











































                                      EXHIBIT G

               SCHEDULE OF REGISTRATION PROCEDURES AND RELATED MATTERS


                    Registration Procedures. Upon Pall's preparation and filing a Form S-3 Registration Statement with the Securities and Exchange Commission pursuant to Section 5.2(g) of the Merger Agreement, for a period of two years from the Closing Date of the Merger (the "Effective Period"), Pall shall use its reasonable efforts to keep the Registration Statement continuously effective and exclusively usable as a resale prospectus by any and all persons who receive Pall Stock in the Merger (collectively, the "Holders"). In that regard, Pall shall:

                         (a) prepare and file with the Commission such amendments, post-effective amendments and supplements to the Registration Statement and any and all prospectuses used in connection therewith as may be necessary to keep such Registration Statement and such prospectuses continuously effective and exclusively usable under the Securities Act by all Holders for the entire Effective Period and comply fully and completely with the provisions of the Securities Act applicable to Pall with respect to the resale or other dis-position of any or all of the Pall Stock covered by such Registration Statement and the prospectuses used in connection therewith whenever the Holders of such Pall Stock shall desire to sell or otherwise dispose of the same;

                         (b) furnish to each Holder, without charge, such number of copies of the prospectus used in connection with the Registration Statement and any prospectus supplement thereto, in full conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request to facilitate the public sale or other disposition of the Pall Stock owned thereby, and Pall hereby consents to the use of such prospectuses and documents by the Holder in connection with the offering and sale of the Pall Stock held thereby;

                         (c) use its reasonable best efforts to register or qualify the resale by Holders of Pall Stock under the securities or blue sky laws of such states or other juris-dictions as each Holder may request, to the extent Pall shall determine on the advice of its counsel that such registration or qualification is required, and do any and all other acts and things that may be necessary or advisable to enable each such Holder to consummate the public sale or other disposition of such Pall Stock in such states or jurisdictions, except that Pall shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service or process or submit to the general taxation of any such jurisdiction;

                         (d) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any prospectus used in connection therewith or suspending the qualification of any of the Pall Stock for sale in any jurisdiction, and, if such order is issued, use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment;

                         (e)  immediately  notify   all  Holders   if  Pall
               becomes aware that the Registration Statement or the prospectus used in connection therewith includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to each Holder a reasonable number of copies of a supplemented or amended prospectus so that, on delivery to any purchaser of any shares of Pall Stock, such material misstatement or omission has been properly and completely corrected;

                         (f) use its reasonable efforts to comply with the Securities Act, the Exchange Act and all applicable rules and regulations of the Commission, and make generally available to it security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 consecutive months, beginning with the first day of the first fiscal quarter following the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                         (g) bear all fees and expenses relating to any of the matters set forth above, including reasonable fees and expenses of Pall's counsel.

          Notwithstanding anything contained herein in to the contrary, on the earlier to occur of (i) the end of the two-year period set forth above and (ii) the termination of all restrictions on the resale of Pall Stock held by any Holder, Pall may cease per-formances of the registration procedures set forth above. It shall be a condition precedent to the obligation of Pall to take any action with respect to these registration procedures that each Holder shall furnish to Pall such information regarding his or her shares of Pall Stock acquired in the Merger, the intended method of disposition of such shares and any other information concerning such Holder required by Form S-3 and Regulation S-K, as Pall shall reasonably request.







                                      EXHIBIT H

                         PALL CORPORATION EMPLOYEE AGREEMENT

                    I am an employee of Filtron Technology Corporation, a Massachusetts corporation, or one of its subsidiaries (collectively "Filtron") and I have been advised that Filtron is being acquired by Pall Corporation, a New York corporation, with its headquarters in East Hills, New York, through a merger with Pall Acquisition Corporation, a Massachusetts corporation which is a wholly owned subsidiary of Pall Corporation ("Acquisition"). I have been offered employment by the corporation surviving such merger (which will be named Pall Filtron Corporation) or one of its subsidiaries on the condition that I execute and deliver this Agreement. Accordingly, in consideration of my employment by said Pall Filtron Corporation or one of its subsidiaries as well as to induce the Company (as hereinafter defined) to afford me access to Confidential Information (as hereinafter defined), I agree as follows:

                                 CERTAIN DEFINITIONS

                              As used in this Agreement:

                    (a) The "Company" means Pall Corporation, its subsidiaries (including Acquisition and Pall Filtron Corporation) and affiliated corporations, and Filtron, collectively. Filtron is included in the foregoing definition of "Company" for the purpose  of  making  clear  and insuring  that  the  Confidential
          Information covered by this Agreement includes Confidential Information of Filtron prior to its acquisition by Pall Corporation and that Covered Inventions (as hereinafter defined) includes Inventions (as hereinafter defined) made or conceived while I was an employee of Filtron prior to its acquisition by Pall Corporation.

                    (b)  "Confidential   Information"   means  information,
          whether or not in written form, which (i) is not generally made available by the Company to the public and (ii) relates to the Company's products, processes or business, including but not limited to information relating to the Company's research and development, manufacturing, purchasing, engineering or marketing or to the Company's suppliers or its distributors or other customers. Examples of Confidential Information are: business, manufacturing and research methods and projects, techniques, apparatus, equipment and systems, materials and products, product design and specifications, manufacturing procedures and tolerances, research tools, test procedures, prices and pricing formulas and cost information, customer's special material and product specifications and requirements, suppliers, sales records, sample records, salesmen's reports, customer contact reports, and customer records, information, know-how, notebooks, reports, memoranda, data, designs, drawings and blueprints.

                    (c) "Competing Product" means any product or process in existence or under development which is the same as or similar to or competes with any product or process (i) which the Company manufactures, sells or licenses, or (ii) to which the Company has devoted a significant research or development effort and plans to manufacture, sell or license.

                    (d) "Competitor" means any organization or person engaged in or about to or planning to become engaged in research, development, production, marketing, leasing or selling of a Competing Product.

                   PART I:  PROTECTION OF CONFIDENTIAL INFORMATION

                    1. I will not, either during my employment with the Company or thereafter, except as may be necessary in the course of my duties as an employee of the Company, use or disclose Confidential Information without the prior written consent of the Company.

                    2. I will not, without the prior written consent of the Company, except as may be necessary in the course of my duties as an employee of the Company, remove from the Company's premises any printed, written, recorded or graphic material, or any reproduction thereof, constituting, containing or reflecting Confidential Information, and at the time that I cease to be an employee of the Company I will turn over to the Company all such material and reproductions in my possession or under my custody or control.

                          PART II:  OWNERSHIP OF INVENTIONS

                    3. (a) As used herein: (i) the term "Invention" means any invention, discovery, improvement, modification, or refinement made or conceived by me, alone or jointly with others (whether made within or outside my usual working hours and whether made on or off the Company's premises). (ii) The term "Covered Invention" means any invention made or conceived during the period of my employment with the Company or within one year thereafter if either (i) such invention relates in any way to the products, processes or business of the Company or to any Competing Product, or (II) in connection with such Invention I used any equipment, supplies, facilities or Confidential Information of the Company or I worked on such Invention during my regular working hours while employed by the Company. (I understand that if I claim that an Invention is not a Covered Invention because not falling within clause "(II)" of the preceding sentence, I will have the burden of proving that I did not use any equipment, supplies, facilities or Confidential Information of the Company in connection with such Invention and that I did not work on such Invention during my regular working hours while employed by the Company.)








                    (b) All Covered Inventions shall be the property of Pall Corporation. I will promptly, without request, disclose to the Company all Inventions. If (i) such Invention is not a Covered Invention or (ii) Pall Corporation in its sole discretion determines that the Company has no interest in any such Invention and I am so advised in writing by an officer of Pall Corporation, then I understand that the rights in and to such Invention shall belong or revert to me.

                    (c)  For  purposes of  this  Agreement,  any  Invention
          which during my employment with the Company or within one year thereafter I disclose to anyone or reduce to writing or which is the subject of a patent application by me or any assignee of mine shall be conclusively presumed to have been made or conceived by me during my employment with the Company or within one year thereafter unless at or before the delivery of this Agreement such Invention is disclosed and identified in Exhibit A to this Agreement. (The fact that an Invention does not fall within the conclusive presumption created by the preceding sentence shall not be deemed to preclude the Company from establishing by other evidence that such Invention is a Covered Invention as hereinabove defined.)

                    4. Upon request by Pall Corporation, either during or following my employment by the Company, I or my legal representa-tives will apply for a patent or patents on all Covered Inventions in the United States and in foreign countries, and will execute and deliver all papers necessary to obtain such patent or patents, together with assignments to Pall Corporation (or such of its subsidiaries or affiliates as it may designate) of all my rights, title and interest in and to such Inventions, patent applications and patents, without further compensation to me. Such patent applications shall be filed at the expense of and under the exclusive control of Pall Corporation (or such of its subsidiaries or affiliates as it may designate). Further, I will perform all other proper acts, without further compensation to me but at the expense of the Company, which the Company may consider necessary or desirable to secure Pall Corporation (or such of its subsidiaries or affiliates as it may designate) the fullest rights to such Inventions and to patents covering them.

                          PART III:  COVENANT NOT TO COMPETE

                    5. Until the end of the Non-Competition Period (as hereinafter defined), I will not, except with the prior written consent of an officer of Pall Corporation: (i) work for or render services to any Competitor (whether as an employee, consultant or otherwise) in any line of work or activity in which I was engaged at the Company during any part of the two years immediately preceding the cessation of my employment with the Company or (ii) acquire or hold any financial interest (whether as a partner, stockholder or otherwise) in any Competitor, provided, however, that nothing in this Agreement shall prohibit my ownership of







          securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market provided that either (a) such securities were acquired by me more than one year before the date on which I ceased to be an employee of the Company or (b) if acquired after said date one year before I ceased to be an employee of the Company, such securities were acquired by me by purchase in the public market at the market price at the time of such purchase. The Non-Competition Period shall run until the date one year after I cease to be an employee of the Company (i.e., until the first anniversary of the date on which I cease to be an employee of the Company). However, if, prior to such first anniversary, I propose to work for or render services to a Competitor, I shall give at least ten days advance notice of my intentions to the Director of Personnel of Pall Corporation. If I fail to give such notice, the Non-Competition Period shall not end until the date one year after Pall Corporation learns that I have entered into an employment or consulting relationship with or acquired a financial interest in a Competitor.

                                  GENERAL PROVISIONS

                    6. This Agreement is made for the benefit of Pall Corporation and each and all of its subsidiaries and affiliated corporations and may be enforced against me by any of said corporations, jointly or severally, or by their successors or assignees. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                    7. Part I, Part II and Part III of this Agreement shall each be deemed separate agreements severally and independently enforceable regardless of the enforcement of any other such parts. I understand and acknowledge that in the event of any breach of this Agreement an action for damages alone may not be an adequate remedy for the Company and that the Company will have the right to seek specific enforcement, by injunction or other appropriate court order, of my obligations under this Agreement. The rights and remedies granted to the Company under this Agreement are intended to be in addition to and not in derogation of any rights and remedies which the Company would have by law (whether statutory or



















          case law) in the absence of this Agreement, and this Agreement shall not be construed as a waiver by the Company of any such statutory or common law rights or remedies.

          Date:_____________, 19__

                                        ___________________________________
                                          Name of Employee (type or print)



                                        ___________________________________
                                               Signature of Employee

          Witness:


          _______________________










































                                      Exhibit A

                 List of Employee's preexisting Inventions pursuant
                     to Section 3(c) of the foregoing Agreement:


          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________






























                                   EXHIBIT 5

                            CARTER, LEDYARD & MILBURN
                                Counsellors at Law
                                  2 Wall Street
                            New York, New York  10005


                                                             (212) 238-8720

                                        January 30, 1995


          Securities and Exchange Commission
          Judiciary Plaza
          450 Fifth Street, N.W.
          Washington, D.C.  20549

                    Re:  Pall Corporation

          Ladies and Gentlemen:

                    We have acted as counsel for Pall Corporation, a New York corporation (the "Corporation"), in connection with the transfer of 1,280,325 treasury shares (the "Shares") of the Common Stock, par value $.10 per share, of the Corporation (the "Common Stock") and 1,280,325 Common Share Purchase Rights (the "Rights") to the shareholders of Filtron Technology Corporation ("Filtron") pursuant to the Agreement and Plan of Merger dated as of December 22, 1994, among the Corporation, Pall Acquisition Corporation, Filtron and certain stockholders and employees of Filtron (the "Merger Agreement"). Each Right is attached to one of the Shares and, prior to the Distribution Date (as defined in the Rights Agreement providing for the Rights), will be transferable with and only with, and will be evidenced by the certificate evi-dencing, such Share.

                    We have examined the Merger Agreement as well as originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other documents as we have deemed relevant as a basis for our opinion hereinafter expressed.

                    Based on the foregoing, we are of the opinion that the Shares and Rights are legally issued and the Shares are fully paid and non-assessable.

                    We hereby consent to the filing of this opinion as an exhibit to the Corporation's Registration Statement on Form S-3 being filed in connection with the resale of the Shares and Rights, and to the reference to us appearing under the caption "Legal Matters" in the prospectus constituting Part I of the said Registration Statement.

                    Heywood  Shelley,  a  member  of  this  firm,  is   a
          director of the Corporation.

                                        Very truly yours,

                                        /s/Carter, Ledyard & Milburn


          JEA:lrh
































                                 EXHIBIT (23)(b)

                         CONSENT OF INDEPENDENT AUDITORS




          Board of Directors
          Pall Corporation:


                    We consent to the incorporation by reference, in the Registration Statement on Form S-3 of Pall Corporation, of our reports dated September 7, 1994, relating to the consolidated balance sheets of Pall Corporation and its subsidiaries as of July 30, 1994, and July 31, 1993, and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended July 30, 1994, which reports are incorporated by reference or appear in the annual report on Form 10-K of Pall Corporation for the fiscal year ended July 30, 1994, and the reference to our firm under the heading "Experts." Such reports refer to a change, in 1992, in the Company's method of accounting for income taxes to adopt the provisions of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."




                                        KPMG PEAT MARWICK LLP


          Jericho, New York
          January 27, 1995